                                                                     EXHIBIT 4.1

================================================================================



                                SWT FINANCE B.V.

                                   as Issuer,

          WEIGH-TRONIX, LLC AND CERTAIN OTHER GUARANTORS NAMED HEREIN,

                                      AND

                             BANKERS TRUST COMPANY

                           as Trustee, Registrar and
                                  Paying Agent



                                   INDENTURE


                           Dated as of June 13, 2000



       (EURODOLLAR)165,000,000 12.5% Senior Subordinated Notes due 2010



================================================================================

                               TABLE OF CONTENTS

                                                                           PAGE

ARTICLE I  DEFINITIONS AND INCORPORATION BY REFERENCE....................    1
   SECTION 1.1       Definitions.........................................    1
   SECTION 1.2       Incorporation by Reference of TIA...................   25
   SECTION 1.3       Rules of Construction...............................   26

ARTICLE II THE NOTES.....................................................   26
   SECTION 2.1       Form and Dating.....................................   26
   SECTION 2.2       Execution and Authentication........................   28
   SECTION 2.3       Registrar and Paying Agent..........................   29
   SECTION 2.4       Paying Agent To Hold Assets in Trust................   30
   SECTION 2.5       List of Holders.....................................   30
   SECTION 2.6       Book-Entry Provisions for Global Notes..............   30
   SECTION 2.7       Registration of Transfer and Exchange...............   31
   SECTION 2.8       Replacement Notes...................................   37
   SECTION 2.9       Outstanding Notes...................................   37
   SECTION 2.10      Treasury Notes......................................   38
   SECTION 2.11      Temporary Notes.....................................   38
   SECTION 2.12      Cancellation........................................   38
   SECTION 2.13      Defaulted Interest..................................   39
   SECTION 2.14      CUSIP, ISIN and Common Code Numbers.................   39
   SECTION 2.15      Deposit of Moneys...................................   39
   SECTION 2.16      Certain Matters Relating to Global Notes............   40

ARTICLE III REDEMPTION...................................................   40
   SECTION 3.1       Optional Redemption.................................   40
   SECTION 3.2       Notices to Trustee..................................   40
   SECTION 3.3       Selection of Notes To Be Redeemed...................   40
   SECTION 3.4       Notice of Redemption................................   41
   SECTION 3.5       Effect of Notice of Redemption......................   42
   SECTION 3.6       Deposit of Redemption Price.........................   42
   SECTION 3.7       Notes Redeemed in Part..............................   43

ARTICLE IV COVENANTS.....................................................   43
   SECTION 4.1       Payment of Notes....................................   43
   SECTION 4.2       Maintenance of Office or Agency.....................   43
   SECTION 4.3       Limitation on Restricted Payments...................   43
   SECTION 4.4       Limitation on Indebtedness..........................   46
   SECTION 4.5       Corporate Existence.................................   50
   SECTION 4.6       Payment of Taxes and Other Claims...................   50
   SECTION 4.7       Maintenance of Properties and Insurance.............   50
   SECTION 4.8       Compliance Certificate; Notice of Default...........   51
   SECTION 4.9       Compliance with Laws................................   51
   SECTION 4.10      Provision of Financial Statements and Reports.......   52
   SECTION 4.11      Waiver of Stay; Extension or Usury Laws.............   52

   SECTION 4.12      Limitation on Transactions with Affiliates..........   53
   SECTION 4.13      Limitation on Dividend and Other Payment
                     Restrictions Affecting Restricted Subsidiaries......   54
   SECTION 4.14      Limitation on Liens.................................   56
   SECTION 4.15      Repurchase of Notes upon a Change of Control........   56
   SECTION 4.16      Limitation on Asset Sales...........................   58
   SECTION 4.17      Additional Guarantees...............................   62
   SECTION 4.18      Limitation on Layering..............................   64
   SECTION 4.19      Limitation on the Issuance and Sale of Capital
                     Stock of Restricted Subsidiaries....................   64
   SECTION 4.20      Additional Amounts..................................   64
   SECTION 4.21      Payment of Non-Income Taxes and Similar Charges.....   66
   SECTION 4.22      Business Activities.................................   66
   SECTION 4.23      Payments for Consent................................   66
   SECTION 4.24      Sale and Leaseback Transactions.....................   67

ARTICLE V SUCCESSOR CORPORATION..........................................   68
   SECTION 5.1       Merger, Consolidation or Sale of Assets.............   68
   SECTION 5.2       Successor Corporation Substituted...................   69

ARTICLE VI DEFAULT AND REMEDIES..........................................   69
   SECTION 6.1       Events of Default...................................   69
   SECTION 6.2       Acceleration........................................   71
   SECTION 6.3       Other Remedies......................................   71
   SECTION 6.4       The Trustee May Enforce Claims Without Possession
                     of Securities.......................................   71
   SECTION 6.5       Rights and Remedies Cumulative......................   72
   SECTION 6.6       Delay or Omission Not Waiver........................   72
   SECTION 6.7       Waiver of Past Defaults.............................   72
   SECTION 6.8       Control by Majority.................................   72
   SECTION 6.9       Limitation on Suits.................................   73
   SECTION 6.10      Rights of Holders To Receive Payment................   73
   SECTION 6.11      Collection Suit by Trustee..........................   73
   SECTION 6.12      Trustee May File Proofs of Claim....................   74
   SECTION 6.13      Priorities..........................................   74
   SECTION 6.14      Restoration of Rights and Remedies..................   75
   SECTION 6.15      Undertaking for Costs...............................   75

ARTICLE VII TRUSTEE......................................................   75
   SECTION 7.1       Duties of Trustee...................................   75
   SECTION 7.2       Rights of Trustee...................................   76
   SECTION 7.3       Individual Rights of Trustee........................   78
   SECTION 7.4       Trustee's Disclaimer................................   78
   SECTION 7.5       Notice of Default...................................   78
   SECTION 7.6       Report by Trustee to Holders........................   78
   SECTION 7.7       Compensation and Indemnity..........................   79
   SECTION 7.8       Replacement of Trustee..............................   81
   SECTION 7.9       Successor Trustee by Merger, Etc....................   82
   SECTION 7.10      Corporate Trustee Required; Eligibility.............   82

   SECTION 7.11      Disqualification; Conflicting Interests.............   82
   SECTION 7.12      Preferential Collection of Claims Against Issuer or
                     any of the Guarantors...............................   82

ARTICLE VIII SATISFACTION AND DISCHARGE OF INDENTURE.....................   83
   SECTION 8.1       Option To Effect Legal Defeasance or Covenant
                     Defeasance..........................................   83
   SECTION 8.2       Legal Defeasance and Discharge......................   83
   SECTION 8.3       Covenant Defeasance.................................   83
   SECTION 8.4       Conditions to Legal or Covenant Defeasance..........   84
   SECTION 8.5       Satisfaction and Discharge of Indenture.............   85
   SECTION 8.6       Survival of Certain Obligations.....................   86
   SECTION 8.7       Acknowledgment of Discharge by Trustee..............   86
   SECTION 8.8       Application of Trust Moneys.........................   86
   SECTION 8.9       Repayment to the Issuer; Unclaimed Money............   87
   SECTION 8.10      Reinstatement.......................................   87

ARTICLE IX AMENDMENTS, SUPPLEMENTS AND WAIVERS...........................   88
   SECTION 9.1       Without Consent of Holders of Notes.................   88
   SECTION 9.2       With Consent of Holders of Notes....................   89
   SECTION 9.3       Compliance with TIA.................................   90
   SECTION 9.4       Revocation and Effect of Consents...................   90
   SECTION 9.5       Notation on or Exchange of Notes....................   90
   SECTION 9.6       Trustee To Sign Amendments, Etc.....................   91

ARTICLE X SUBORDINATION..................................................   91
   SECTION 10.1      Agreement To Subordinate............................   91
   SECTION 10.2      Liquidation, Dissolution, Bankruptcy................   91
   SECTION 10.3      Default on Senior Debt..............................   92
   SECTION 10.4      Acceleration of Payment of Notes....................   92
   SECTION 10.5      When Distribution Must Be Paid Over.................   93
   SECTION 10.6      Subrogation.........................................   93
   SECTION 10.7      Relative Rights.....................................   93
   SECTION 10.8      Subordination May Not Be Impaired by Issuer.........   93
   SECTION 10.9      Rights of Trustee and Paying Agent..................   94
   SECTION 10.10     Distribution or Notice to Representative............   94
   SECTION 10.11     Article X Not To Prevent Events of Default or Limit
                     Right To Accelerate.................................   94
   SECTION 10.12     Trust Moneys Not Subordinated.......................   94
   SECTION 10.13     Trustee Entitled To Rely............................   94
   SECTION 10.14     Trustee To Effectuate Subordination.................   95
   SECTION 10.15     Trustee Not Fiduciary for Holders of Senior Debt....   95
   SECTION 10.16     Reliance by Holders of Senior Debt on Subordination
                     Provisions..........................................   95

ARTICLE XI GUARANTEES....................................................   96
   SECTION 11.1      Full and Unconditional Guarantee....................   96
   SECTION 11.2      Limitation on Liability; Merger, Consolidation or
                     Sale of Assets......................................   98
   SECTION 11.3      Severability........................................   99
   SECTION 11.4      Release of a Guarantor..............................   99

   SECTION 11.5      No Subrogation......................................    99
   SECTION 11.6      Right of Contribution...............................   100

ARTICLE XII SUBORDINATION OF GUARANTEES..................................   100
   SECTION 12.1      Agreement To Subordinate............................   100
   SECTION 12.2      Liquidation, Dissolution, Bankruptcy................   100
   SECTION 12.3      Default on Designated Senior Debt or Designated
                     Guarantor Senior Debt...............................   101
   SECTION 12.4      Acceleration of Payment of Notes....................   102
   SECTION 12.5      When Distribution Must Be Paid Over.................   102
   SECTION 12.6      Subrogation.........................................   102
   SECTION 12.7      Relative Rights.....................................   102
   SECTION 12.8      Subordination May Not Be Impaired by Issuer or
                     Guarantors..........................................   103
   SECTION 12.9      Rights of Trustee and Paying Agent..................   103
   SECTION 12.10     Distribution or Notice to Representative............   103
   SECTION 12.11     Article XII Not To Prevent Events of Default or
                     Limit Right To Accelerate...........................   103
   SECTION 12.12     Trust Moneys Not Subordinated.......................   103
   SECTION 12.13     Trustee Entitled To Rely............................   104
   SECTION 12.14     Trustee To Effectuate Subordination.................   104
   SECTION 12.15     Trustee Not Fiduciary for Holders of Guarantor
                     Senior Debt.........................................   104
   SECTION 12.16     Reliance by Holders of Guarantor Senior Debt on
                     Subordination Provisions............................   104

ARTICLE XIII MISCELLANEOUS...............................................   105
   SECTION 13.1      TIA Controls........................................   105
   SECTION 13.2      Notices.............................................   105
   SECTION 13.3      Communications by Holders with Other Holders........   106
   SECTION 13.4      Certificate and Opinion as to Conditions Precedent..   106
   SECTION 13.5      Statements Required in Certificate or Opinion.......   106
   SECTION 13.6      Rules by Trustee, Paying Agent, Registrar...........   107
   SECTION 13.7      Legal Holidays......................................   107
   SECTION 13.8      Governing Law.......................................   107
   SECTION 13.9      Submission to Jurisdiction; Appointment of Agent
                     for Service; Waiver.................................   108
   SECTION 13.10     No Adverse Interpretation of Other Agreements.......   108
   SECTION 13.11     No Personal Liability of Directors, Officers,
                     Employees, Stockholders or Incorporators............   109
   SECTION 13.12     Currency Indemnity..................................   109
   SECTION 13.13     Successors..........................................   109
   SECTION 13.14     Counterpart Originals...............................   110
   SECTION 13.15     Severability........................................   110
   SECTION 13.16     Table of Contents, Headings, etc....................   110

Exhibit A    -    Form of Initial Global Note
Exhibit B    -    Form of Initial Definitive Note
Exhibit C    -    Form of Exchange Global Note
Exhibit D    -    Form of Exchange Definitive Note
Exhibit E    -    Form of Transfer Certificate for Transfer from
                  Rule 144A Global Note to Regulation S Global Note
Exhibit F    -    Form of Transfer Certificate for Transfer from Regulation S
                  Global Note to Rule 144A Global Note
Exhibit G    -    Form of Request for Transfer from Regulation S Temporary
                  Global Note to Regulation S Permanent Global Note
Exhibit H    -    Form of Standard Supplemental Indenture
Exhibit I    -    Form of First Supplemental Indenture

NOTE: This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.

                             CROSS-REFERENCE TABLE

  TIA                                                  Indenture
Section                                                 Section
-------                                                ---------

310(a)(1)........................................         7.10
   (a)(2)........................................         7.10
   (a)(3)........................................         NA
   (a)(4)........................................         NA
   (a)(5)........................................         7.8; 7.11
   (b)...........................................         7.8; 7.11
   (c)...........................................         NA
311(a)...........................................         7.12
   (b)...........................................         7.12
   (c)...........................................         NA
312(a)...........................................         2.5
   (b)...........................................         13.3
   (c)...........................................         13.3
313(a)...........................................         7.6
   (b)(1)........................................         13.3
   (b)(2)........................................         7.6
   (c)...........................................         7.6; 13.2
   (d)...........................................         7.6
314(a)...........................................         4.8; 4.10; 13.2; 13.4
   (b)...........................................         13.2
   (c)(1)........................................         7.2; 13.4
   (c)(2)........................................         7.2; 13.4
   (c)(3)........................................         NA
   (d)...........................................         13.3;13.4; 13.5
   (e)...........................................         13.5
   (f)...........................................         NA
315(a)...........................................         7.1(c)
   (b)...........................................         7.5; 13.2
   (c)...........................................         7.1(a)
   (d)...........................................         6.8; 7.1(c)
   (e)...........................................         6.15
316(a)(last sentence)............................         2.9
   (a)(1)(A).....................................         6.8
   (a)(1)(B).....................................         6.7
   (a)(2)........................................         NA
   (b)...........................................         6.10
317(a)(1)........................................         6.11
   (a)(2)........................................         6.12
   (b)...........................................         2.4

318(a)...........................................         13.1
   (c)...........................................         13.1
______________________
NA means Not Applicable.
NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

     INDENTURE, dated as of June 13, 2000, between SWT FINANCE B.V., a company organized under the laws of The Netherlands and having its corporate seat in Amsterdam, The Netherlands (the "Issuer"), each of WEIGH-TRONIX, LLC (the "Parent") and SWT HOLDINGS B.V., WEIGH-TRONIX, INC., MECMESIN, INC., SALTER WEIGH-TRONIX LTD, SALTER HOUSEWARES HOLDINGS LTD, WEIGH-TRONIX CANADA, ULC, WEIGH-TRONIX UK LIMITED, WEIGH-TRONIX DELAWARE, INC., BERKEL USA, INC., BERKEL, INC. and BERKEL PRODUCTS CO. LIMITED (together with the Parent, the "Original Guarantors") and BANKERS TRUST COMPANY, a New York banking corporation, as Trustee, Registrar and Paying Agent. It is anticipated that, upon the completion of certain legal procedures on the date hereof, each of SALTER HOUSEWARES LIMITED, GEC AVERY LIMITED, GEC AVERY PROPERTIES LIMITED, GEC AVERY INTERNATIONAL LIMITED AND BERKEL (IRELAND) LIMITED (collectively, the "Additional Guarantors" and, together with the Original Guarantors, the "Guarantors") will become a party to this Indenture by executing a supplemental indenture (the "First Supplemental Indenture") in the form attached as Exhibit I hereto.

     The Issuer has duly authorized the creation and issuance of (i) its 12.5% Senior Subordinated Notes due 2010 issued on the date hereof (the "Original Notes"), (ii) Additional Notes (as defined herein) that may be issued on any Issue Date (all such notes referred to in (i) and (ii) being referred to as the "Initial Notes") and (iii) 12.5% Senior Subordinated Notes due 2010 to be issued in exchange for the Original Notes pursuant to the Registration Rights Agreement or in exchange for the Additional Notes pursuant to any similar registration rights agreement (the "New Notes" and, together with the Initial Notes, the "Notes") and each of the Guarantors has duly authorized its Guarantee of the Notes; and, to provide therefor, the Issuer and each of the Guarantors has duly authorized the execution and delivery of this Indenture. Except as otherwise provided herein, the Notes shall be limited to (EURO)165,000,000 in aggregate principal amount outstanding, of which (EURO)100,000,000 in aggregate principal amount shall be initially issued on the date hereof. Subject to the conditions and compliance with the covenants set forth herein, the Issuer may issue up to
(EURO)65,000,000 aggregate principal amount of Additional Notes.

     The Issuer, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes:


                                   ARTICLE I

                  DEFINITIONS AND INCORPORATION BY REFERENCE

     SECTION I.1 Definitions. For purposes of this Indenture, unless otherwise specifically indicated herein, the term "consolidated" with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person. In addition, for purposes of the following definitions and this Indenture generally, all calculations and determinations shall be made in accordance with

GAAP and, unless the context otherwise requires, shall be based upon the consolidated financial statements of the Parent and its Subsidiaries prepared in accordance with GAAP. As used in this Indenture, the following terms shall have the following meanings:

     "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness Incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Additional Amounts" shall have the meaning set forth in Section 4.20.

     "Additional Notes" means up to (EURO)65,000,000 aggregate principal amount of 12.5% Senior Subordinated Notes due 2010 issued under the terms of this Indenture after the Closing Date.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

     "Agent" means any Registrar, Paying Agent, Authenticating Agent or co-Registrar.

     "Agent Members" shall have the meaning set forth in Section 2.16.

     "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than in the ordinary course of business consistent with past practices (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Parent and its Restricted Subsidiaries taken as a whole will be governed by Section 4.15 and Section 5.1 and not by the provisions of Section 4.16), and (ii) the issue or sale by the Parent or any of its Restricted Subsidiaries of Equity Interests of any of the Parent's Restricted Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $1.0 million or (b) for Net Proceeds in excess of $1.0 million. Notwithstanding the foregoing: (1) a transfer of assets by the Parent to the Issuer or a Subsidiary Guarantor or by a Restricted Subsidiary of the Parent to the Parent, the Issuer or a Subsidiary Guarantor; (2) an issuance or sale of Equity Interests by a Restricted Subsidiary of the Parent to the Parent, the Issuer or a Subsidiary Guarantor; (3) a Restricted Payment that is permitted by Section 4.3; (4) an Asset Swap;

(5) transactions permitted under Section 5.1; (6) dispositions of assets with an aggregate fair market value since the Issue Date of less than $1.0 million; and
(7) dispositions in connection with Permitted Liens will not be deemed to be Asset Sales.

     "Asset Sale Offer" shall have the meaning set forth in Section 4.16.

     "Asset Sale Offer Amount" shall have the meaning set forth in Section 4.16.

     "Asset Sale Offer Period" shall have the meaning set forth in Section 4.16.

     "Asset Sale Purchase Date" shall have the meaning set forth in Section
4.16.

     "Asset Swap" means a concurrent purchase and sale or exchange of Permitted Business Assets between the Parent or any of its Restricted Subsidiaries and another Person; provided that (i) at the time of entering into such Asset Swap and immediately after giving effect to such Asset Swap, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; (ii) in the event such Asset Swap involves the transfer by the Parent or any Restricted Subsidiary of assets having an aggregate fair market value, as determined by the Board of Directors of the Parent in good faith, in excess of $2.0 million, the terms of such Asset Swap have been approved by a majority of the members of the Board of Directors of the Parent; (iii) in the event such Asset Swap involves the transfer by the Parent or any Restricted Subsidiary of the Parent of assets having an aggregate fair market value, as determined by the Board of Directors of the Parent in good faith, in excess of $10.0 million, the Parent has received a written opinion from an independent investment banking firm of nationally recognized standing that such Asset Swap is fair to the Parent or such Restricted Subsidiary, as the case may be, from a financial point of view; and (iv) any cash received is applied in accordance with the provisions described in Section 4.16.

     "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

     "Authenticating Agent" shall have the meaning set forth in Section 2.2.

     "Berkshire" means Berkshire Fund IV and Berkshire Fund V.

     "Board of Directors" means, with respect to the Issuer, the Management Board of the Issuer and, with respect to any other Person, the board of directors or analogous body of such person.

     "Board Resolution" means a duly authorized resolution of the Board of Directors of any Person.

     "Book-Entry Interests" shall have the meaning set forth in Section 2.6(b).

     "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law to close in New York City or Amsterdam.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and
(iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, including preferred stock or preferred interests but excluding debt securities convertible into such Capital Stock.

     "Cash Equivalents" means (i) securities issued or directly and fully guaranteed or insured by the United States or U.K. government or any agency or instrumentality thereof, as applicable, having maturities of not more than one year from the date of acquisition, (ii) certificates of deposit and eurodollar time deposits with maturities of not more than one year from the date of acquisition, bankers' acceptances with maturities of not more than one year from the date of acquisition and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thompson Bank Watch Rating of "B" or better, or the long-term debt of which is rated at the time such Cash Equivalents are acquired of at least "A" or the equivalent thereof by S&P, or "A" or the equivalent thereof by Moody's,
(iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i) and (ii) above entered into with any financial institution meeting the qualifications specified in clause (ii) above, (iv) commercial paper having the highest rating obtainable from Moody's or one of the two highest ratings from S&P with maturities of not more than six months from the date of acquisition and (v) interests in any investment company or money market fund which invests solely in instruments of the type specified in clauses (i) through (iv) above.

     "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation) of any shares of Capital Stock of the Issuer to any person other than the Parent; (ii) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Parent and its Restricted Subsidiaries, taken as a whole, to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Principals and their Related Parties, provided that this provision shall not be deemed to include transactions which result in a transfer of assets of the Parent and its Restricted Subsidiaries, taken as a whole, to a different entity as long as the Principals and their Related Parties hold the same or a greater percentage interest in such assets after such transactions as they held immediately prior to such transactions; (iii) the adoption of a plan relating to the liquidation or dissolution of the Parent or the Issuer; (iv) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than the lesser of either (A) 50% of the total Voting Stock of the Parent (measured by voting power rather than number of shares) or (B) the amount of such total Voting Stock held by the Principals and their Related Parties (measured by voting power rather than number of shares); (v) the first day on which a majority of the members of the Board of Directors of the Parent or the Issuer are not Continuing Directors; or
(vi) the Parent or the Issuer consolidates with, or merges with or into, any Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Parent or the Issuer, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Parent or the Issuer is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Parent or the Issuer outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

     "Change of Control Offer" shall have the meaning set forth in Section 4.15.

     "Change of Control Payment" shall have the meaning set forth in Section
4.15.

     "Change of Control Payment Date" shall have the meaning set forth in
Section 4.15.

     "Clearing Agency" means one or more of DTC; Euroclear; Clearstream; or the successor of any of them, in each case acting directly, or through a custodian, nominee or common depositary, as registered Holder of a Global Note.

     "Clearstream" means Clearstream Banking, societe anonyme.

     "Closing Date" means the date of this Indenture.

     "Common Depositary" means Deutsche Bank A.G., London until a successor Common Depositary, if any, shall have become such pursuant to this Indenture, and thereafter Common Depositary shall mean or include each person who is then a Common Depositary hereunder.

     "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges Incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization and other non-cash charges (including amortization of goodwill and other intangibles but excluding any such non-cash charges to the extent that they represent an accrual of, or reserve for, cash expenses in any future period or amortization of a previous cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net Income, plus (v) without duplication, one-time non-cash legal, accounting and debt issuance charges resulting from the Transactions minus (vi) non-cash items increasing such Consolidated Net Income for such period (other than items that were accrued in the ordinary course of business), in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of the Parent shall be added to Consolidated Net Income to compute Consolidated Cash Flow of the Parent only to the extent (and in the same proportion) that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to the Parent by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries (for such period, on a consolidated basis, determined in accordance with GAAP); provided that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary that is a Guarantor, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, and (iv) the cumulative effect of a change in accounting principles shall be excluded.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Parent or the Issuer, as the case may be, who
(i) was a member of such Board of Directors on the date of this Indenture, (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such board at the time of such nomination or election, or (iii) was nominated for election by Berkshire, provided that, at the time of such nomination, Berkshire was an Affiliate of the Parent or the Issuer, as the case may be.

     "Corporate Trust Office" means the principal office of the Trustee in New York, New York, at which at any particular time the trust business of the Trustee shall be administered, which office is currently located at Four Albany Street, New York, New York 10006, or such other office as the Trustee or any successor Trustee may from time to time designate in writing to the Issuer.

     "Covenant Defeasance" shall have the meaning set forth in Section 8.3.

     "Credit Facilities" means one or more debt facilities of the Issuer or any Guarantor (including, without limitation, the Senior Credit Facility) or commercial paper facilities with banks or other institutional lenders providing for term loans, revolving credit loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

     "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any bankruptcy law.

     "Default" means any event that is or with the passage of time or the giving of notice (or both) would be an Event of Default.

     "Default Interest Payment Date" shall have the meaning set forth in Section 2.13.

     "Definitive Notes" means Notes in definitive registered form substantially in the form of Exhibits B and D.

     "DTC" means The Depository Trust Company or its successors.

     "DTC Rule 144A Global Note" shall have the meaning set forth in Section
2.1.

     "Designated Guarantor Senior Debt" means (1) the Indebtedness under the Senior Credit Facility (to the extent such Indebtedness constitutes Guarantor Senior Debt) and (2) any other Guarantor Senior Debt which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $25.0 million and is specifically designated in the instrument evidencing or governing such Guarantor Senior Indebtedness as "Designated Guarantor Senior Debt" for purposes of this Indenture.

     "Designated Senior Debt" means (i) any Indebtedness outstanding under the Senior Credit Facility and (ii) any other Senior Debt permitted hereunder the principal amount of which is $25.0 million or more and that has been designated by the Issuer as "Designated Senior Debt", for purposes of this Indenture in the instrument evidencing or governing such Senior Debt.

     "Distribution Compliance Period" shall have the meaning set forth in
Section 2.7(l).

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature, except to the extent that such Capital Stock is solely redeemable with, or solely exchangeable for, any Capital Stock of such Person that is not Disqualified Stock; provided that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the repurchase of such Capital Stock upon the occurrence of a change of control or asset sale (each defined in a substantially identical manner to the corresponding definitions in this Indenture) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is exchangeable) provide that such Capital Stock (and all such securities into which it is convertible or for which it is exchangeable) may not be repurchased or redeemed pursuant to such provision prior to compliance with Section 4.15 and Section 4.16.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Equity Offering" means a primary offering of Equity Interests of the Parent.

     "Euroclear Operator" means Morgan Guaranty Trust Company of New York (Brussels office), as operator of the Euroclear System.

     "European Government Obligations" means direct non-callable obligations of, or non-callable obligations permitted by, any member nation of the European Union, the payment or guarantee of which is secured by the full faith and credit of the respective nation; provided, however, that such nation has a credit rating at least equal to that of the highest rated member nation of the European Union.

     "European 144A Global Note" shall have the meaning set forth in Section
2.1.

     "European Union" means the member nations to the third stage of economic and monetary union pursuant to the Treaty of Rome establishing the European Community, as amended by the Treaty on European Union, signed at Maastricht on February 7, 1992.

     "Event of Default" shall have the meaning set forth in Section 6.1.

     "Excess Proceeds" shall have the meaning set forth in Section 4.16.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

     "Exchange Guarantees" mean the unsecured senior subordinated guarantees of the Exchange Notes issued by the Guarantors having terms substantially identical to those of the Guarantees which may be issued to the holders of Exchange Notes upon their exchange of PIK Preferred Member Interest in accordance with the terms of and subject to the conditions set forth in the PIK Preferred Member Interest and in this Indenture.

     "Exchange Notes" mean 12.5% unsecured senior subordinated notes due June 1, 2010 having terms substantially identical to those of the Notes which may be issued to the holders of PIK Preferred Member Interest upon the exchange thereof in accordance with the terms of and subject to the conditions set forth in the PIK Preferred Member Interest and in this Indenture.

     "Exchange Offer" shall have the meaning set forth in the Registration Rights Agreement.

     "Existing Indebtedness" means Indebtedness outstanding as of the Issue Date and reflected on the February 29, 2000 consolidated balance sheets of the Parent and the February 28, 2000 combined balance sheets for the Avery Berkel Group.

     "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges Incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging

Obligations), (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon) (iv) without duplication, the interest expense attributable to the interest portion of rent expense associated with Attributable Debt in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease in accordance with GAAP and
(v) the product of (a) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Parent or any of its Restricted Subsidiaries (other than Disqualified Stock which is not PIK Preferred Member Interest), times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

     "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Parent or any of its Restricted Subsidiaries Incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings under any Credit Facilities) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such Incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Parent or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

     "GAAP" means generally accepted accounting principles in the U.S. set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the statements and pronouncements of the Financial Accounting Standards Board and such other statements by such other entities as have been approved by a significant segment of the accounting profession, which are applicable at the Issue Date. All ratios and computations based on GAAP contained in this Indenture will be computed in conformity with GAAP.

     "Global Note" shall have the meaning set forth in Section 2.1.

     "Government Securities" means direct obligations of, or obligations fully and unconditionally guaranteed or insured by, the United States of America or any agency or instrumentality thereof for the payment of which obligations or guarantee the full faith and credit of the United States is pledged and which are not callable or redeemable at the Issuer's option.

     "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Guarantee" means the Guarantee of the Notes by each of the Guarantors pursuant to Article XI of this Indenture and in the form of Guarantee endorsed on the form of Note attached as Exhibit A to this Indenture and any additional Guarantee of the Notes to be executed by any Restricted Subsidiary of the Parent pursuant to Section 4.17.

     "Guarantors" means each of the Original Guarantors and the Additional Guarantors, consisting on the Issue Date of Weigh-Tronix, LLC, SWT Holdings B.V, Weigh-Tronix, Inc., Mecmesin, Inc., Salter Weigh-Tronix Ltd, Salter Housewares Holdings Ltd, Weigh-Tronix Canada ULC, Weigh-Tronix UK Ltd, Salter Housewares Ltd, Berkel USA, Inc., Berkel, Inc., Berkel Products Co. Limited, GEC Avery Limited, GEC Avery Properties Limited, GEC Avery International Limited, Berkel (Ireland) Limited, Weigh-Tronix Delaware, Inc. and any other Restricted Subsidiaries of the Parent which become Guarantors under the terms of this Indenture.

     "Guarantor Senior Debt" means, with respect to a Guarantor, the following obligations, whether outstanding on the date of this Indenture or thereafter issued, created, Incurred or assumed, without duplication: (i) all Indebtedness of such Guarantees outstanding under the Credit Facilities, letters of credit and related guarantees under such Credit Facilities (without duplication) permitted under Section 4.4(b)(i), (ii) any other Indebtedness permitted to be Incurred by such Guarantor under the terms of this Indenture, unless the instrument under which such Indebtedness is Incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes or the Guarantees and (iii) all Obligations with respect to the foregoing. Notwithstanding anything to the contrary in the foregoing, Guarantor Senior Debt will not include (v) any liability for federal, state, local or other taxes owed or owing by such Guarantor, (w) any Indebtedness of such Guarantor to any of its Subsidiaries or other Affiliates, (x) any Trade Payables, (y) any Indebtedness that is Incurred in violation of this Indenture or (z) any Capital Stock.

     "Hedging Obligations" means, with respect to any Person, the net payment Obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements in the ordinary course of business and consistent with the practices of other commercial enterprises engaged in the same or a similar business as such Person designed to protect such Person against fluctuations in commodity prices, interest rates or currency exchange rates.

     "Holder" means a Person in whose name a Note is registered on the Registrar's books.

     "Incur" means, with respect to any Indebtedness, to Incur, create, issue, assume, guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an Incurrence of Indebtedness by reason of the acquisition of more than 50% of the Equity Interests in any Person.

     "Indebtedness" means with respect to any specified Person, any indebtedness of such Person, whether or not contingent, in respect of: (1) borrowed money;
(2) bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof), other than standby and documentary letters of credit and performance and surety bonds issued by such Person in the ordinary course of business, to the extent not drawn; (3) banker's acceptances;
(4) Capital Lease Obligations; (5) all Attributable Debt of such Person in respect of Sale and Leaseback Transactions not involving a Capital Lease Obligation; (6) the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable Incurred in the ordinary course of business which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto; (7) Disqualified Stock; or (8) any Hedging Obligations. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by such Person of any Indebtedness of any other Person, provided that a guarantee otherwise permitted by this Indenture to be Incurred by the Parent or a Restricted Subsidiary of the Parent of Indebtedness Incurred by the Parent or a Restricted Subsidiary of the Parent in compliance with the terms of this Indenture shall not constitute a separate Incurrence of Indebtedness.

     "Indenture" means this Indenture, as amended, modified or supplemented from time to time in accordance with the terms hereof.

     "Initial Global Notes" means the Regulation S Global Note and the Rule 144A Global Notes.

     "Initial Notes" shall have the meaning set forth in the preamble to this Indenture.

     "Interest Payment Date" means the Stated Maturity of an installment of interest on the Notes.

     "Investment" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan (other than advances to customers in the ordinary course of business) or other extension of credit (including by way of guarantee or similar arrangement, but excluding any debt or extension of credit (including by way of guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that:

     (1) Hedging Obligations entered into in the ordinary course of business and in compliance with the Indenture;

     (2) endorsements of negotiable instruments and documents in the ordinary course of business; and

     (3) an acquisition of assets, Capital Stock or other securities by the Parent or a Restricted Subsidiary of the Parent for consideration consisting exclusively of common equity securities of the Parent, shall in each case not be deemed to be an Investment.

          For purposes of Section 4.3:

     (1) "Investment" will include the portion (proportionate to the Parent's equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary of the Parent at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Parent will be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Parent's "Investment" in such Subsidiary immediately prior to such redesignation less (b) the portion (proportionate to the Parent's equity interest in such Subsidiary) of the fair market value of the net assets (as conclusively determined by the Board of Directors of the Parent in good faith) of such Subsidiary immediately after such Subsidiary is so redesignated a Restricted Subsidiary; and

     (2) any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Parent. If the Parent or any Restricted Subsidiary of the Parent sells or otherwise disposes of any Voting Stock of any Restricted Subsidiary of the Parent such that, after giving effect to any such sale or disposition, such entity is no longer a Subsidiary of the Parent, the Parent shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value (as conclusively determined by the Board of Directors of the Parent in good faith) of the Capital Stock of such Subsidiary not sold or disposed of.

     "Issue Date" means the date the Issuer first issues the Original Notes under this Indenture.

     "Issuer" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means such successor.

     "Issuer Order" means a written order or request signed in the name of the Issuer by two Officers of the Issuer, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer or any other Officer so authorized and delivered to the Trustee.

     "Legal Defeasance" shall have the meaning set forth in Section 8.2.

     "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of Amsterdam, The Netherlands or The City of New York or a place of payment are authorized or required by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in any asset and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Liquidated Damages" shall have the meaning set forth in the Registration Rights Agreement.

     "Maturity Date" means June 1, 2010.

     "Maximum Amount", as of any date (the "determination date"), means
(i) (EURO)10.0 million plus paid-in-kind dividends compounded annually in arrears from the Issue Date through and including the determination date at a rate per annum (the "Applicable Rate") equal to 12% through and including June 2, 2005, at 15% from June 1, 2005 through and including December 1, 2005, and thereafter increasing by fifty (50) basis points at the beginning of each subsequent six month period up to a maximum rate of 18% less (ii) with respect to any PIK Preferred Member Interest that has been exchanged for Exchange Notes prior to such determination date, interest on the aggregate liquidation preference thereof calculated from the respective date of exchange thereof through and including the determination date at a rate per annum equal to the Applicable Rate.

     "Most Recent Balance Sheet" means, with respect to any Person, the most recent consolidated balance sheet of such Person reported on by an internationally recognized firm of independent accountants without qualification as to scope.

     "Moody's" means Moody's Investors Service, Inc.

     "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit deductions and any tax sharing arrangements).

     "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

     "Net Proceeds" means the aggregate cash proceeds or Cash Equivalents received by the Parent or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of all costs relating to such Asset Sale (including, without limitation, legal, accounting, investment banking and brokers fees, sales and underwriting commissions and any amounts required to be paid to any Person (other than the Parent or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale) and any relocation expenses Incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

     "New Notes" have the meaning provided in the preamble to this Indenture.

     "Non-Recourse Debt" means Indebtedness:

     (1) as to which neither the Parent nor any Restricted Subsidiary of the Parent (a) provides any Guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise);

     (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary of the Parent) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Parent or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

     (3) the explicit terms of which provide there is no recourse against any of the assets of the Parent or its Restricted Subsidiaries.

     "Non-U.S. Person" means a person who is not a U.S. Person, as defined in Regulation S.

     "Notes" shall have the meaning set forth in the preamble of this Indenture.

     "Obligations" means any principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Parent or its Restricted Subsidiaries whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages (including Liquidated Damages), guarantees and other liabilities or amounts payable (including Additional Amounts) under the documentation governing any Indebtedness or in respect thereof.

     "Offering" means the offering of the Notes described in the Offering Memorandum.

     "Offering Memorandum" means the Issuer's Offering Memorandum, dated June 2, 2000, relating to the Notes.

     "Officer" means, with respect to any Person (other than any Agent), the Chairman of the Board, any Director or (with respect to the Issuer) any Managing Director, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Assistant Treasurer, the Controller or the Secretary of such Person.

     "Officers' Certificate" means a certificate signed on behalf of a Person by two Officers of such Person, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of such Person that meets the requirements, in the case of the Issuer, set forth in Sections 13.4 and 13.5.

     "Opinion of Counsel" means a written opinion from legal counsel which and who are reasonably acceptable to, and addressed to, the Trustee complying with the requirements of Sections 13.4 and 13.5. Unless otherwise required by the TIA, the legal counsel may be an employee of or counsel to the Parent or the Issuer.

     "Original Notes" shall have the meaning set forth in the preamble of this Indenture.

     "Parent" means Weigh-Tronix, LLC.

     "Paying Agent" shall have the meaning set forth in Section 2.3.

     "Permitted Business" means the lines of business conducted by the Parent and its Restricted Subsidiaries on the date hereof and businesses reasonably related thereto.

     "Permitted Business Assets" means assets used or useful in a Permitted Business.

     "Permitted Investments" means (a) any Investment in the Parent or in a Restricted Subsidiary of the Parent; (b) any Investment in cash and Cash Equivalents; (c) any Investment by the Parent or any Restricted Subsidiary of the Parent in a Person engaged in a Permitted Business, if as a result of such Investment (i) such Person becomes a Restricted Subsidiary of the Parent or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Parent or a Restricted Subsidiary of the Parent; (d) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale or Asset Swap that was made pursuant to and in compliance with Section 4.16; (e) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Parent; (f) other Investments by the Parent or any of its Restricted Subsidiaries in any Person having an aggregate fair market value (measured as of the date made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (f) that are at the time outstanding, not to exceed $15.0 million; (g) Investments arising in connection with Hedging Obligations that are Incurred in the ordinary course of business consistent with the practices of other commercial enterprises engaged in the same or a similar business, for the purpose of fixing or hedging currency, commodity or interest rate risk (including with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding) in connection with the conduct of the business of the Parent and its Restricted Subsidiaries; (h) any Investment existing on the Issue Date and any amendment, modification, restatement, supplement, extension, renewal, refunding, replacement, refinancing, in whole or in part, thereof; (i) any stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Parent or any of its Restricted Subsidiaries or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy of insolvency or a debtor; (j) loans or advances to employees or non-employee directors of the Parent or its Restricted Subsidiaries made in the ordinary course of business; provided that the aggregate principal amount of all such loans or advances does not exceed an amount equal to $2.0 million at any time outstanding; (k) Guarantees issued in accordance Section 4.17 and Section 4.4;
(l) receivables owing to the Parent or any of its Restricted Subsidiaries created or acquired in the ordinary course of business and payable or dischargable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Parent or any such Restricted Subsidiary deems reasonable under the circumstances; or (m) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business.

     "Permitted Junior Securities" means Equity Interests in the Parent or debt securities that are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Debt pursuant to this Indenture.

     "Permitted Liens" means (i) Liens on assets of the Issuer, the Parent or any of the other Guarantors to secure Senior Debt permitted by this Indenture to be Incurred; (ii) Liens on the assets of the Issuer, the Parent or any of the other Guarantors which secure the Indebtedness under any Credit Facilities or which secure Hedging Obligations which are permitted by this Indenture to be Incurred; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Parent or any Restricted Subsidiary of the Parent; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Parent or such Restricted Subsidiary; (iv) Liens on property existing at the time of acquisition thereof by the Parent or any Restricted Subsidiary of the Parent, provided that such Liens were in existence prior to the contemplation of such acquisition and only extend to the property so acquired; (v) Liens existing on the Issue Date; (vi) Liens to secure any Permitted Refinancing Indebtedness Incurred to refinance any Indebtedness secured by any Lien referred to in the foregoing clauses (i) through (v), as the case may be, at the time the original Lien became a Permitted Lien; (vii) Liens in favor of the Issuer, the Parent or any Restricted Subsidiary that is a Guarantor; (viii) Liens Incurred in the ordinary course of business of the Parent or any Restricted Subsidiary of the Parent with respect to obligations that do not exceed $3.0 million in the aggregate at any one time outstanding; (ix) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds, deposits to secure the performance of bids, trade contracts, government contracts, leases or licenses or other obligations of a like nature Incurred in the ordinary course of business (including, without limitation, landlord Liens on leased properties); (x) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently prosecuted, provided that any reserve or other appropriate provision as shall be required to conform with GAAP shall have been made therefor; (xi) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (iv) of Section 4.4(b) covering only the assets acquired with such Indebtedness; (xii) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other like Liens arising in the ordinary course of business in respect of obligations not overdue for a period in excess of 60 days or which are being contested in good faith by appropriate proceedings promptly instituted and diligently prosecuted; provided that any reserve or other appropriate provision as shall be required to conform with GAAP shall have been made therefor; (xiii) easements, rights-of-way, zoning and similar restrictions and other similar encumbrances or title defects Incurred, or leases or subleases granted to others, in the ordinary course of business, which do not in any case materially detract from the value of the property subject thereto or do not interfere with or adversely affect in any material respect the ordinary conduct of the business of the Parent and its Restricted Subsidiaries taken as a whole; (xiv) Liens in favor of customs and revenue authorities to secure payment of customs duties in connection with the importation of goods in the ordinary course of business and other similar Liens arising in the ordinary course of business; (xv) leases or subleases granted to third Persons not interfering with the ordinary course of business of the Parent or any of its Restricted Subsidiaries; (xvi) Liens (other than any Lien imposed by ERISA or any rule or regulation promulgated thereunder) Incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, and other types of social security; (xvii) deposits, in an aggregate amount not to exceed $250,000, made in the ordinary course of business to secure liability to insurance carriers; (xviii) Liens for purchase money obligations (including refinancings thereof permitted under Section 4.4), provided that (A) the Indebtedness secured by any such Lien is permitted under Section 4.4 and (B) any such Lien encumbers only the asset so purchased; (xix) any attachment or judgment Lien not constituting an Event of Default under clause (i) of Section 6.1; (xx) any interest or title of a lessor or sublessor under any operating lease; (xxi) Liens arising solely by virtue of any statutory, contractual or common law provisions relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that: (a) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Parent or the Issuer, as applicable, in excess of those set forth by regulations promulgated by the Federal Reserve Board of the United States or other applicable governmental or banking regulatory authority; and (b) such deposit account is not intended by the Parent or any of its Restricted Subsidiaries to provide collateral to the depository institution; (xxii) Liens under any title retention agreement entered into in the ordinary course of business; (xxiii) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Parent and its Restricted Subsidiaries in the ordinary course of business; and
(xxiv) Liens securing the Notes and the Guarantees.

     "Permitted Refinancing Indebtedness" means any Indebtedness of the Parent or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Parent or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued and unpaid interest on, any Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses Incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is Incurred either by the Parent or a Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "PIK Preferred Member Interest" means the (EURODOLLAR)10.0 million aggregate liquidation preference exchangeable PIK Preferred Member Interests of the Parent being issued on the Issue Date and any additional exchangeable PIK Preferred Member Interest which is issued thereafter in lieu of cash dividend payments thereon, the terms of which are set forth in a subscription agreement dated on or prior to the Issue Date which provides that all obligations in respect thereof shall rank junior and be subordinated in right of payment to all Senior Subordinated Debt (including the Notes) and all Senior Debt.

     "Placement Agent" means Lehman Brothers International (Europe).

     "Principal" means Berkshire and the members of management of the Parent or any of its Subsidiaries as of the Issue Date.

     "Private Placement Legend" means the legend set forth in Section 2.7(g).

     "Proportionate Share" means, as of any date of calculation, an amount equal to (i) the outstanding principal amount of Notes as of such date, divided by
(ii) the sum of the outstanding principal amount of Notes as of such date plus the outstanding principal amount as of such date of all other Indebtedness (other than subordinated Indebtedness) of the Issuer the terms of which obligate the Issuer to make a purchase offer in connection with the relevant Excess Proceeds or the Asset Sale giving rise thereto.

     "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

     "Record Date" means the Record Dates specified in the Notes.

     "Related Party" means, with respect to any Principal, (A) any spouse or immediate family member (in the case of an individual) of such Principal or (B) a trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (A).

     "Redemption Date" when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and Paragraphs 8 and 9 of the Initial Notes and Paragraphs 7 and 8 of the New Notes.

     "Redemption Price" when used with respect to any Note to be redeemed, means the price fixed for such redemption pursuant to this Indenture and Paragraphs 8 and 9 of the Initial Notes and Paragraphs 7 and 8 of the New Notes.

     "Registrar" shall have the meaning set forth in Section 2.3.

     "Registration Rights Agreement" means the Registration Rights Agreement between the Issuer, the Guarantors and the Placement Agent, relating to the Notes and dated as of June 13, 2000, as the same may be amended, supplemented or modified from time to time in accordance with the terms thereof.

     "Regulation S" means Regulation S (including any successor regulation thereto) under the Securities Act, as it may be amended from time to time.

     "Regulation S Global Note" shall have the meaning set forth in Section 2.1.

     "Regulation S Note" shall have the meaning set forth in Section 2.1.

     "Regulation S Permanent Global Note" shall have the meaning set forth in
Section 2.1.

     "Regulation S Temporary Global Note" shall have the meaning set forth in
Section 2.1.

     "Relevant Taxing Jurisdiction" shall have the meaning set forth in Section 4.20.

     "Representative" means the administrative agent or analogous entity (and any successor) under any Senior Debt or Guarantor Senior Debt.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary; provided that, on the Issue Date, all Subsidiaries of the Parent shall be Restricted Subsidiaries of the Parent.

     "Rule 144" means Rule 144 (including any successor regulation thereto) under the Securities Act, as it may be amended from time to time.

     "Rule 144A" means Rule 144A (including any successor regulation thereto) under the Securities Act, as it may be amended from time to time.

     "Rule 144A Global Note" shall have the meaning set forth in Section 2.1.

     "S&P" means Standard and Poor's Ratings Services.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

     "Senior Credit Facility" means that certain Amended and Restated Credit Agreement, dated as of June 13, 2000, by and among the Issuer, Weigh-Tronix Canada ULC, Weigh-Tronix, LLC, Lehman Commercial Paper, Inc., as syndication agent, Fleet National Bank, as administrative agent and security agent, FleetBoston Robertson Stephens Inc. and Lehman Brothers Inc. as co-arrangers and co-bank managers, Lehman Brothers Inc., as sole advisor, and the banks and other financial institutions or entities from time to time parties thereto, providing for approximately $70.0 million (or the foreign currency equivalent) of term loan borrowings and approximately $50.0 million (or the foreign currency equivalent) of revolving credit borrowings (and letters of credit and swingline loans) and in each case, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection herewith, and in each case as amended, modified, renewed, refunded, amended and restated, replaced or refinanced from time to time (including any increase in the principal amounts available thereunder).

     "Senior Debt" means, with respect to the Issuer, the following obligations, whether outstanding on the date of this Indenture or thereafter issued, created, Incurred or assumed, without duplication: (i) all Indebtedness of the Issuer outstanding under the Credit Facilities, letters of credit and related guarantees under such Credit Facilities (without duplication) permitted under
Section 4.4(b)(i), (ii) any other Indebtedness permitted to be Incurred by the Issuer under the terms of this Indenture, unless the instrument under which such Indebtedness is Incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes and (iii) all Obligations with respect to the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (v) any liability for federal, state, local or other taxes owed or owing by the Issuer, (w) any Indebtedness of the Issuer to any of its Subsidiaries or other Affiliates, (x) any Trade Payables,
(y) any Indebtedness that is Incurred in violation of this Indenture or (z) any Capital Stock.

     "Senior Subordinated Debt" means the Notes and any other Indebtedness of the Issuer, the Parent or any other Guarantor that specifically provides that such Indebtedness is to rank equally with the Notes in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Issuer, the Parent or any other Guarantor which is not Senior Debt.

     "Significant Subsidiary" means, at any date of determination, (i) any Subsidiary of the Parent that, together with its Subsidiaries, (A) for the most recent fiscal year of the Parent, accounted for more than 10% of the consolidated revenues of the Parent or (B) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Parent, all as set forth on the most recently available consolidated financial statements of the Parent for such fiscal year prepared in conformity with GAAP and (ii) any Restricted Subsidiary which, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in clause (viii) or clause (ix) of Section 6.1 has occurred and is continuing, would constitute a Significant Subsidiary under clause (i) of this definition.

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the Senior Credit Facility or other original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or an entity described in clause (i) and related to such Person or (b) the only general partners of which are such Person or of one or more entities described in clause (i) and related to such Person (or any combination thereof).

     "Subsidiary Guarantor" has the meaning set forth in Section 11.2.

     "Successor Corporation" shall have the meaning set forth in Section 5.1.

     "Taxes" shall have the meaning set forth in Section 4.20.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb), as it may be amended from time to time.

     "Trade Payables" means any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by the Parent or any of its Restricted Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods and services.

     "Transactions" means the financings under the Senior Credit Facility, the PIK Preferred Member Interest and the offering of the Notes being made pursuant to the Offering Memorandum.

     "Transaction Documents" means the purchase agreement relating to the sale and purchase of the Notes, the Registration Rights Agreement and the Indenture.

     "Trust Officer" means, with respect to the Trustee, any officer within the corporate trust and agency services (or any successor group of the Trustee), including any vice president, managing director, director, assistant vice president, associate, or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such trust matter is referred because of his or her knowledge of and familiarity with the particular subject, and who shall have direct responsibility for the administration of this Indenture.

     "Trustee" means Bankers Trust Company in its capacity as Trustee under this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

     "Unrestricted Subsidiary" of any Person means any Subsidiary of such Person (other than the Issuer) that is designated by the Board of Directors of such Person as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that the Subsidiary:

     (1) has no Indebtedness other than Non-Recourse Debt;

     (2) is not party to any agreement, contract, arrangement or understanding with the Parent or any Restricted Subsidiary of the Parent (other than in connection with the pledge of the Equity Interests of that Unrestricted Subsidiary) unless the terms of that agreement, contract, arrangement or understanding are no less favorable to the Parent or its Restricted Subsidiary than those that might be obtained at the time from persons who are not Affiliates of the Parent;

     (3) is a Person with respect to which neither the Parent nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve that Person's financial condition or to cause that Person to achieve any specified levels of operating results;

     (4) has not, at the time of designation and thereafter, guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Parent or any of its Restricted Subsidiaries; and

     (5) has at least one director on its Board of Directors that is not a director or executive officer of the Parent or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Parent or any of its Restricted Subsidiaries.

     Any designation of a Subsidiary of the Parent as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution of the Board of Directors of the Parent giving effect to the designation and an Officers' Certificate certifying that the designation complied with the preceding conditions and was permitted by Section 4.3. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of that Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary of the Parent as of that date and, if that Indebtedness is not permitted to be Incurred as of that date under Section 4.4, the Parent shall be in default under that covenant. The Board of Directors of the Parent may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Parent; provided that this designation shall be deemed to be an Incurrence of Indebtedness by a Restricted Subsidiary of the Parent of any outstanding Indebtedness of the Unrestricted Subsidiary and this designation shall only be permitted if (1) that Indebtedness is permitted under the covenant described in Section 4.4, calculated on a pro forma basis as if this designation had occurred at the beginning of the four-quarter reference period; and (2) no Default shall have occurred following this designation.

     "U.S. Notes" shall have the meaning set forth in Section 2.1.

     "U.S. Person" means a "U.S. person" as defined in Rule 902 under the Securities Act or any successor to such Rule.

     "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person, provided that Voting Stock shall not under any circumstances include the PIK Preferred Member Interest.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

     SECTION I.2 Incorporation by Reference of TIA. This Indenture is subject to the mandatory provisions of the TIA which as of the date hereof and thereafter as in effect are incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

     "Commission" means the SEC;

     "indenture securities" means the Notes;

     "indenture security holder" means a Holder;

     "indenture to be qualified" means this Indenture;

     "indenture trustee" or "institutional trustee" means the Trustee; and

     "obligor" on the indenture securities means the Issuer or any other obligor on the Notes.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

     SECTION I.3 Rules of Construction. Unless the context otherwise requires:

     (a) a term has the meaning assigned to it;

     (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

     (c) "or" is not exclusive;

     (d) words in the singular include the plural, and words in the plural include the singular;

     (e) provisions apply to successive events and transactions; and

     (f) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.


                                  ARTICLE II

                                   THE NOTES

     SECTION II.1 Form and Dating. The Initial Notes and the notation relating to the Trustee's certificate of authentication shall be substantially in the form of Exhibits A or B, as applicable. The New Notes and the notation relating to the Trustee's certificate of authentication shall be substantially in the form of Exhibits C or D, as applicable. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Issuer and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its authentication.

     The terms and provisions contained in the Notes, annexed hereto as Exhibits A, B, C or D, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. The Notes (including the Guarantees thereon) will initially be represented by the Initial Global Notes.

     Notes offered and sold in their initial distribution in reliance on Regulation S shall be initially issued as one or more registered global notes, in temporary global form without interest coupons. Such Initial Global Notes in temporary form shall be referred to collectively herein as the "Regulation S Temporary Global Note." Beneficial interests in the Regulation S Temporary Global Note will be exchanged for beneficial interests in a corresponding permanent global note or notes within a reasonable period after the expiration of the Distribution Compliance Period (as defined below) upon delivery of the certification contemplated by Exhibit G. Such Initial Global Notes in permanent form shall be referred to collectively herein as the "Regulation S Permanent Global Note" and, together with the Regulation S Temporary Global Note, each a "Regulation S Global Note". Each Regulation S Global Note shall be deposited upon issuance with the Common Depositary, as common depositary for Euroclear and Clearstream, and registered in the name of the Common Depositary or its nominee, duly executed by the Issuer and each Guarantor and authenticated by the Trustee or an Authenticating Agent as provided herein, for credit to the respective accounts of the purchasers at Euroclear and Clearstream (or such other accounts as they may direct). The aggregate principal amount of the Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Registrar, as hereinafter provided (or by the issue of a further Regulation S Global Note), in connection with a corresponding decrease or increase in the aggregate principal amount of any of the Rule 144A Global Notes or in consequence of the issue of Definitive Notes or additional Regulation S Notes, as hereinafter provided. The Regulation S Global Note and all other Initial Notes that are not U.S. Notes shall collectively be referred to herein as the "Regulation S Notes." Prior to the 40th day after the later of the commencement of the Offering and the date the Initial Notes were issued (the "Distribution Compliance Period"), interests in the Regulation S Temporary Global Note may only be held through Euroclear or Clearstream unless exchanged for interests in the Rule 144A Global Note in accordance with the transfer and certification requirements described in Section 2.7.

     Notes offered and sold in their initial distribution in reliance on Rule 144A shall be initially issued as two or more global notes in registered, global form without interest coupons, substantially in the form of Exhibit A hereto, with such applicable legends as are provided in Exhibit A hereto, except as otherwise permitted herein. Such Initial Global Notes shall be referred to collectively herein as the "Rule 144A Global Notes." Notes initially offered and sold in reliance on Rule 144A to holders electing settlement through DTC (the "DTC Rule 144A Global Note") shall be deposited on behalf of the holders of the Notes represented thereby with the Trustee, at its New York office, as custodian for DTC, duly executed by the Issuer and authenticated by the Trustee or Authenticating Agent as provided herein. Notes initially offered and sold in reliance on Rule 144A to holders electing settlement through Euroclear or Clearstream (the "European 144A Global Note") shall be deposited on behalf of the holders of the Notes represented thereby with the Common Depositary, as common depositary for Euroclear and Clearstream, and registered in the name of the Common Depositary or its nominee, duly executed by the Issuer and authenticated by the Trustee or an Authenticating Agent as provided herein, for credit to the accounts of Euroclear and Clearstream (or such other accounts as they may direct). The DTC Rule 144A Global Note the European Rule 144A Global Note and the Regulation S Global Note, shall collectively be referred to herein as the "Global Notes." The DTC Rule 144A Global Note, the European Rule 144A Global Note and all other Initial Notes evidencing the debt, or any portion of the debt, initially evidenced by such Rule 144A Global Note or European Rule 144A Global Note, shall collectively be referred to herein as the "U.S. Notes." The aggregate principal amount of the DTC Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Registrar, as hereinafter provided (or by the issue of a further DTC Rule 144A Global Note), in connection with a corresponding decrease or increase in the aggregate principal amount of the European Rule 144A Global Note or the Regulation S Global Note or in consequence of the issue of Definitive Notes or additional U.S. Notes, as hereinafter provided. The aggregate principal amount of the European Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Registrar as hereinafter provided (or by the issue of a further European Rule 144A Global Note), in connection with a corresponding decrease or increase in the aggregate principal amount of any of the DTC Rule 144A Global Note or the Regulation S Global Note or in consequence of the issue of Definitive Notes or additional U.S. Notes, as hereinafter provided.

     SECTION II.2 Execution and Authentication. One Officer shall sign the Notes for the Issuer by manual or facsimile signature. If an Officer, Managing Director, or Secretary whose signature is on a Note was an Officer, Managing Director or Secretary at the time of such execution but no longer holds that office or position at the time the Trustee or the Authenticating Agent authenticates the Note, the Note shall be valid nevertheless.

     A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

     The Trustee shall authenticate (EURO)165,000,000 principal amount of Notes, which shall consist of (i) Original Notes for original issue in the aggregate principal amount not to exceed (EURO)100,000,000, (ii) Additional Notes from time to time for issue in an aggregate principal amount not to exceed
(EURO)65,000,000, which may be issued by the Issuer after the Closing Date, and
(iii) New Notes from time to time for issue in the aggregate principal amount not to exceed (EURO)165,000,000 for issuance in exchange for a like principal amount of Initial Notes pursuant to an exchange offer registration statement under the Securities Act or pursuant to a Private Exchange (as defined in the Registration Rights Agreement dated the date hereof), in the case of New Notes upon receipt of an Issuer Order which, in the case of Additional Notes and New Notes shall be in the form of an Officers' Certificate. New Notes may have such distinctive series designation, and such changes in the form thereof, as are specified in the written order referred to in the preceding sentence. Additional Notes will be treated as the same series of Notes as the Original Notes for all purposes under this Indenture, including, without limitation, for purposes of waivers, amendments, redemptions and offers to purchase. The Officers' Certificate in the case of Additional Notes and New Notes shall specify the aggregate principal amount of Notes to be authenticated, the series and type of Notes and the date on which the Notes are to be authenticated, the issue price and the date from which interest on such Notes shall accrue, whether the Notes are to be Original Notes, Additional Notes or New Notes, whether the Notes are to be issued as Definitive Notes or Global Notes and whether or not the Notes shall bear the Private Placement Legend, or such other information as the Trustee may reasonably request. In authenticating the Additional and Exchange Notes and accepting the responsibilities under this Indenture in relation to the Additional and Exchange Notes the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the form and terms thereof have been established in conformity with the provisions of this Indenture. The aggregate principal amount of Notes outstanding at any time may not exceed
(EURO)165,000,000, except as provided in Section 2.8. Upon receipt of a Issuer Order, the Trustee shall authenticate Notes in substitution of Notes originally issued to reflect any name change of the Issuer.

     The Trustee may appoint an authenticating agent ("Authenticating Agent") reasonably acceptable to the Issuer to authenticate Notes. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with the Issuer and Affiliates of the Issuer.

     The Notes shall be issuable only in denominations of (EURO)1,000 and any integral multiple thereof.

     SECTION II.3 Registrar and Paying Agent. The Issuer shall maintain an office or agency in The City of New York and, for as long as the Notes are listed on the Luxembourg Stock Exchange, an office or agency in Luxembourg where
(i) Global Notes may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (ii) Global Notes may be presented or surrendered for payment ("Paying Agent") and (iii) notices and demands in respect of such Global Notes and this Indenture may be served. In the event that Definitive Notes are issued, (x) Definitive Notes may be presented or surrendered for registration of transfer or for exchange, (y) Definitive Notes may be presented or surrendered for payment and (z) notices and demands in respect of the Definitive Notes and this Indenture may be served at an office of the Registrar or the Paying Agent, as applicable, in The City of New York or Luxembourg, for so long as the Notes are listed on the Luxembourg Stock Exchange. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuer, upon notice to the Trustee, may have one or more co-Registrars and one or more additional Paying Agents reasonably acceptable to the Trustee. The term "Registrar" includes any co-Registrar and the term "Paying Agent" includes any additional Paying Agent. The Issuer initially appoints Bankers Trust Company as Registrar and Paying Agent until such time as Bankers Trust Company has resigned or a successor has been appointed. The Issuer also initially appoints Deutsche Bank Luxembourg S.A. as an additional Paying Agent and listing agent for so long as the Notes are listed on the Luxembourg Stock Exchange. The Issuer may change any Registrar or Paying Agent without notice to any Holder. Payment of principal will be made upon the surrender of Definitive Notes at the office of any Paying Agent. In the case of a transfer of a Definitive Note in part, upon surrender of the Definitive Note to be transferred, a Definitive Note shall be issued to the transferee in respect of the principal amount transferred and a Definitive Note shall be issued to the transferor in respect of the balance of the principal amount of the transferred Definitive Note at the office of any transfer agent.

     SECTION II.4 Paying Agent To Hold Assets in Trust. The Issuer shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, Additional Amounts, if any, Liquidated Damages, if any, premium, if any, or interest on, the Notes, and shall notify the Trustee of any Default by the Issuer in making any such payment. The Issuer at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Issuer to the Paying Agent, the Paying Agent shall have no further liability for such assets.

     SECTION II.5 List of Holders. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee before each Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

     SECTION II.6 Book-Entry Provisions for Global Notes. (a) The Global Notes initially shall (i) be registered in the name of a Clearing Agency or its nominee, (ii) be delivered to such Clearing Agency or to the custodian or common depositary for such Clearing Agent and (iii) bear legends as set forth in
Section 2.7(g) hereto.

     (b) Notwithstanding any other provisions of this Indenture, a Global Note may not be transferred as a whole except by a Clearing Agency to a nominee of such Clearing Agency or by a nominee of such Clearing Agency to the Clearing Agency or another successor of the Clearing Agency or a nominee of such successor. Interests of beneficial owners in the Global Notes ("Book-Entry Interests") may be transferred or exchanged for

Definitive Notes in accordance with the rules and procedures of the Clearing Agency and the provisions of Section 2.7. The Issuer shall issue one or more Definitive Notes to owners of Book-Entry Interests, if (i) any Clearing Agency
(A) has notified the Issuer that it is unwilling or unable to continue as a clearing agency, or (in the case of DTC) ceases to be a clearing agency registered under the Exchange Act and (B) a successor to the Clearing Agency, that (in the case of DTC) is registered as a clearing agency under the Exchange Act, is not able to be appointed by the Issuer within 120 days of such notification; (ii) if any Clearing Agency so requests following an Event of Default which occurs and is continuing; (iii) if the owner of a Book-Entry Interest requests such exchange in writing delivered through a Clearing Agency following an Event of Default which has occurred and is continuing or (iv) at any time at the option of the Issuer; provided, however, that the principal amount at maturity of such Definitive Notes and such Global Note after such exchange shall be (EURO)1,000 or integral multiples thereof. Whenever all of a Global Note is exchanged for one or more Definitive Notes, it shall be surrendered by the Holder thereof to the Trustee for cancellation. Whenever a Book-Entry Interest is exchanged for one or more Definitive Notes, the Global Note representing such Book-Entry Interest shall be surrendered by the Holder thereof to the Registrar who shall cause an adjustment to be made to Schedule A of such Global Note such that the principal amount of such Global Note will be equal to the portion of the Book-Entry Interests represented by such Global Note not exchanged for Definitive Notes, and the Register shall thereafter return such Global Note to such Holder. A Global Note may not be exchanged for a Definitive Note other than as provided in this Section 2.6(b).

     (c) In connection with the exchange of Book-Entry Interests represented by Global Notes for Definitive Notes to owners of such Book-Entry Interests pursuant to paragraph (b) of this Section 2.6, the Issuer shall execute, and the Trustee or the Authenticating Agent shall upon written instructions from the Issuer authenticate and make available for delivery, to each owner of such Book-Entry Interests identified by a Clearing Agency in exchange for its Book-Entry Interest in the Global Notes, an equal aggregate principal amount of Definitive Notes of authorized denominations.

     (d) Any Definitive Note constituting a U.S. Note delivered in exchange for an interest in a Global Note pursuant to paragraph (b) of this Section 2.6 shall, except as otherwise provided by Section 2.8, bear the Private Placement Legend.

     SECTION II.7 Registration of Transfer and Exchange. (a) Notwithstanding any provision to the contrary herein, so long as a Note remains outstanding, transfers of beneficial interests in Global Notes or transfers of Definitive Notes, in whole or in part, shall be made only in accordance with this Section 2.7.

     (b) Rule 144A Global Note to Regulation S Global Note. If a holder of a beneficial interest in a Rule 144A Global Note wishes at any time to exchange its interest in such Rule 144A Global Note for an interest in the Regulation S Global Note, or to transfer its interest in such Rule 144A Global Note to a Person who wishes to take delivery thereof in the form of an interest in such Regulation S Global Note, such holder may, subject to the rules and procedures of the Clearing Agency and the Common Depositary, to the extent applicable, and to the requirements set forth in the following sentence, exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent beneficial interest in such Regulation S Global Note. Upon receipt by the Registrar at its office in New York City of (1) instructions given in accordance with the procedures of the Clearing Agency and the Common Depositary, to the extent applicable, from or on behalf of a holder of a beneficial interest in a Rule 144A Global Note, directing the Registrar to credit or cause to be credited a beneficial interest in the Regulation S Global
Note in an amount equal to the beneficial interest in a Rule 144A Global Note to be exchanged or transferred, (2) a written order given in accordance with the procedures of the Clearing Agency and the Common Depositary, to the extent applicable, containing information regarding the account to be credited with such increase and the name of such account, and (3) a certificate in the form of Exhibit E given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made pursuant to and in accordance with Rule 904 of Regulation S or Rule 144(A) under the Securities Act, the Registrar shall promptly deliver appropriate instructions to the Clearing Agency, to reduce or reflect on its records a reduction of a Rule 144A Global Note by the aggregate principal amount of the beneficial interest in such Rule 144A Global Note to be so exchanged or transferred from the relevant participant, and the Registrar shall promptly deliver appropriate instructions to the Common Depositary concurrently with such reduction, to increase or reflect on its records an increase of the principal amount of such Regulation S Global Note by the aggregate principal amount of the beneficial interest in such Rule 144A Global Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions of a beneficial interest in such Regulation S Global Note equal to the reduction in the principal amount of such Rule 144A Global Note.

     (c) Regulation S Global Note to Rule 144A Global Note. If a holder of a beneficial interest in the applicable Regulation S Global Note wishes at any time to exchange its interest in such Regulation S Global Note for an interest in a Rule 144A Global Note, or to transfer its interest in such Regulation S Global Note to a Person who wishes to take delivery thereof in the form of an interest in such Rule 144A Global Note, such holder may, subject to the rules and procedures of the Common Depositary and the Clearing Agency, to the extent applicable, and to the requirements set forth in the following sentence, exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent beneficial interest in such Rule 144A Global Note. Upon receipt by the Registrar at its office in New York City of (l) instructions given in accordance with the procedures of the Clearing Agency, to the extent applicable, from or on behalf of a beneficial owner of an interest in the Regulation S Global Note directing the Registrar to credit or cause to be credited a beneficial interest in a Rule 144A Global Note in an amount equal to the beneficial interest in the Regulation S Global Note to be exchanged or transferred, (2) a written order given in accordance with the procedures of the Common Depositary and the Clearing Agency, to the extent applicable, containing information regarding the account to be credited with such increase and the name of such account, and (3) prior to the expiration of the Distribution Compliance Period, a certificate in the form of Exhibit F given by the holder of such beneficial interest and stating that the Person transferring such interest in such Regulation S Global Note reasonably believes that the Person acquiring such interest in such Rule 144A Global Note is a Qualified Institutional Buyer (as defined in Rule 144A) and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and any applicable Securities laws of any state of the United States or any other jurisdiction, the Registrar shall promptly deliver appropriate instructions to the Common Depositary to reduce or reflect on its records a reduction of the Regulation S Global Note by the aggregate principal amount of the beneficial interest in such Regulation S Global Note to be exchanged or transferred, and the Registrar shall promptly deliver appropriate instructions to the Clearing Agency concurrently with such reduction, to increase or reflect on its records an increase of the principal amount of such Rule 144A Global Note by the aggregate principal amount of the beneficial interest in such Regulation S Global Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in such Rule 144A Global Note equal to the reduction in the principal amount of such Regulation S Global Note. After the expiration of the Distribution Compliance Period, the certification requirement set forth in clause (3) of the second sentence of this
Section 2.7(c) will no longer apply to such transfers.

     (d) Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in another Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

     (e) Other Exchanges. In the event that a Global Note is exchanged for Definitive Notes in registered form without interest coupons, pursuant to
Section 2.6(b), or a Definitive Note in registered form without interest coupons is exchanged for another such Definitive Note in registered form without interest coupons, or a Definitive Note is exchanged for a beneficial interest in a Global Note, such Notes may be exchanged or transferred for one another only in accordance with such procedures as are substantially consistent with the provisions of Sections 2.7(b) and (c) above (including the certification requirements intended to ensure that such exchanges or transfers comply with Rule 144, Rule 144A or Regulation S, as the case may be) and as may be from time to time adopted by the Issuer and the Trustee.

     (f) Interests in Regulation S Global Note to be Held Through Euroclear or Clearstream. Beneficial interests in the Regulation S Temporary Global Note may only be held through Agent Members of Euroclear and Clearstream Banking; provided, that after the expiration of the Distribution Compliance Period (but not earlier), investors may also hold beneficial interests in the Regulation S Permanent Global Note through organizations other than Euroclear and Clearstream Banking that are participants in DTC's system.

     (g) Private Placement Legend. Each Note issued hereunder shall, upon issuance, bear the legend set forth herein and such legend shall not be removed from such

Note except as provided in the next two sentences and except for the Exchange Notes (other than the Private Exchange Securities, as defined in the Registration Rights Agreement). The legend required for a U.S. Note may be removed from a U.S. Note if there is delivered to the Issuer and the Trustee such satisfactory evidence or following the expiration of such period, which may include an opinion of independent counsel licensed to practice law in the State of New York, as may be reasonably required by the Issuer and the Trustee, that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers of such Note will not violate the registration requirements of the Securities Act. The Issuer may remove the legend set forth in the Regulation S Permanent Global Note following the expiration of the Distribution Compliance Period. Upon provision of such satisfactory evidence, the Trustee, at the direction of the Issuer, shall authenticate and deliver in exchange for such Note another Note or Notes having an equal aggregate principal amount that does not bear such legend. If such a legend required for a U.S. Note has been removed from a U.S. Note as provided above, no other Note issued in exchange for all or any part of such Note shall bear such legend, unless the Issuer has reasonable cause to believe that such other Note is a "restricted security" within the meaning of Rule 144 and instructs the Trustee to cause a legend to appear thereon.

     The Initial Notes shall bear the following legend (the "Private Placement Legend") on the face thereof:

     THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, REPRESENTS, ACKNOWLEDGES AND AGREES FOR THE BENEFIT OF THE ISSUER THAT: (I) IT HAS ACQUIRED A "RESTRICTED" SECURITY WHICH HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT,
(II) IT WILL OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY, PRIOR TO THE DATE WHEN THIS SECURITY NO LONGER CONSTITUTES A "RESTRICTED" SECURITY UNDER RULE 144(k) OF THE SECURITIES ACT ONLY (A) TO SWT FINANCE B.V. OR WEIGH-TRONIX, LLC OR ANY OF THEIR RESPECTIVE AFFILIATES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (D) OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER

AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY APPLICABLE JURISDICTION; AND (III) IT WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THIS SECURITY OF THE RESALE RESTRICTIONS SET FORTH IN (II) ABOVE. ANY OFFER, SALE OR OTHER DISPOSITION PURSUANT TO THE FOREGOING CLAUSES (II) (D) AND (E) IS SUBJECT TO THE RIGHT OF THE ISSUER OF THIS SECURITY AND THE TRUSTEE OR TRANSFER AGENT FOR SUCH SECURITIES TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS OR OTHER INFORMATION ACCEPTABLE TO THEM IN FORM AND SUBSTANCE.

     BY ITS ACCEPTANCE OF THIS NOTE, EACH HOLDER SHALL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (I) SUCH HOLDER IS NOT ACQUIRING (OR CONSIDERED TO BE ACQUIRING) THIS NOTE WITH THE ASSETS OF AN EMPLOYEE BENEFIT PLAN AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN OR ARRANGEMENT (INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN) WITHIN THE MEANING OF OR SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" UNDER A UNITED STATES DEPARTMENT OF LABOR REGULATION CODIFIED AT 29 C.F.R. SECTION 2510.3-101 OR OTHERWISE; OR
(II) NO NON-EXEMPT PROHIBITED TRANSACTION WILL OCCUR UNDER TITLE I OF ERISA OR
SECTION 4975 OF THE CODE (OR, IN THE CASE OF A GOVERNMENTAL OR CHURCH PLAN ANY SUBSTANTIALLY SIMILAR FEDERAL, STATE OR LOCAL LAW) AS A RESULT OF THE ACQUISITION AND HOLDING OF THIS NOTE."

     (h) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

     The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners of interest in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

     The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.6 or this Section 2.7. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

     (i) Any Initial Notes which are presented to the Registrar for exchange pursuant to the Exchange Offer shall be exchanged for New Notes of equal principal amount upon surrender to the Registrar of the Initial Notes to be exchanged; provided, however, that the Initial Notes so surrendered for exchange shall be duly endorsed and accompanied by a letter of transmittal or written instrument of transfer in form satisfactory to the Issuer, the Trustee and the Registrar duly executed by the Holder thereof or his attorney who shall be duly authorized in writing to execute such document. Whenever any Initial Notes are so surrendered for exchange, the Issuer shall execute, and upon receipt of the Issuer Order provided for in Section 2.2, the Trustee or the Authenticating Agent shall authenticate and deliver to the Holder the same aggregate principal amount of New Notes as those Initial Notes that have been surrendered.

     (j) Definitive Notes shall be transferable only upon the surrender of a Definitive Note for registration of transfer. When a Definitive Note is presented to the Paying Agent or Registrar or a co-registrar with a request to register a transfer, the Paying Agent or Registrar shall register the transfer as requested if its requirements for such transfers are met. When Definitive Notes are presented to the Paying Agent or Registrar or a co-registrar with a request to exchange them for an equal principal amount of Definitive Notes of other denominations, the Paying Agent or Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Definitive Notes at the Paying Agent or Registrar's or co-registrar's request.

     (k) The Issuer shall not be required to make, and the Registrar need not register transfers or exchanges of, Definitive Notes for a period of 15 days before (i) the record date for any payment of interest on the Notes, (ii) any date fixed for redemption of the Notes or (iii) the date fixed for selection of Notes to be redeemed in part.

     (l) Prior to the due presentation for registration of transfer of any Definitive Note, the Issuer, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the Person in whose name a Definitive Note is registered as the absolute owner of such Definitive Note for the purpose of receiving payment of principal, interest, Additional Amounts, if any, or Liquidated Damages, if any, on such Definitive Note and for all other purposes whatsoever, whether or not such Definitive Note is overdue, and none of the Issuer, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

     (m) The Issuer may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section 2.7 (other than in respect of the Exchange Offer, except as otherwise provided in the Registration Rights Agreement).

     (n) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

     (o) Holders of Initial Notes (or holders of interests therein) and prospective purchasers designated by such Holders (or holders of interests therein) will have the right to obtain from the Issuer upon request by such Holders (or holders of interests therein) or prospective purchasers, during any period in which the Issuer is not subject to Section 13 or 15(d) of the Exchange Act, or is exempt from reporting pursuant to 12g3-2(b) under the Exchange Act, the information required by paragraph d(4)(i) of Rule 144A in connection with any transfer or proposed transfer of such Notes.

     SECTION II.8 Replacement Notes. If a mutilated Definitive Note is surrendered to the Registrar, if a mutilated Global Note is surrendered to the Issuer or if the Holder of a Note claims that such Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Note in such form as the Note being replaced if the requirements of the Trustee, the Registrar and the Issuer are met. If required by the Trustee, the Registrar or the Issuer, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of the Issuer, the Registrar and the Trustee, to protect the Issuer, the Registrar, the Trustee and any Agent from any loss which any of them may suffer if a Note is replaced. The Issuer may charge such Holder for its reasonable, out-of-pocket expenses and those of the Trustee in replacing a Note, including reasonable fees and expenses of counsel. Every replacement Note is an additional obligation of the Issuer. In case any such mutilated, destroyed, lost or stolen Definitive Note has become or is about to become due and payable, or is about to be redeemed or purchased by the Issuer pursuant to the provisions of the Indenture, the Issuer in its discretion may, instead of issuing a new Definitive Note, pay, redeem or purchase such Definitive Note, as the case may be.

     SECTION II.9 Outstanding Notes. Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation, those reductions in the Global Note effected in accordance with the provisions hereof and those described in this Section as not outstanding. Subject to Section 2.10, a Note does not cease to be outstanding because the Issuer or any of its Affiliates holds the Note.

     If a Note is replaced pursuant to Section 2.8 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Issuer receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.8.

     If the principal amount of any Note is considered paid under Section 4.1 hereof, it ceases to be outstanding and interest, Additional Amounts, if any, and Liquidated Damages, if any, on it cease to accrue.

     If on a Redemption Date or the Maturity Date the Paying Agent holds cash in euros, Government Securities or European Government Obligations sufficient to pay all of the principal and interest due on the Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest, Additional Amounts, if any, and Liquidated Damages, if any, on such Notes cease to accrue.

     SECTION II.10 Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or its Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Trust Officer of the Trustee actually knows are so owned shall be disregarded.

     The Issuer shall notify the Trustee, in writing, when it or any of its Affiliates repurchases or otherwise acquires Notes of the aggregate principal amount of such Notes so repurchased or otherwise acquired. The Trustee may require an Officers' Certificate listing Notes owned by the Issuer, a Subsidiary of the Issuer or an Affiliate of the Issuer.

     SECTION II.11 Temporary Notes. Until permanent Definitive Notes are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Definitive Notes upon receipt of a Issuer Order in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Definitive Notes to be authenticated and the date on which the temporary Definitive Notes are to be authenticated. Temporary Definitive Notes shall be substantially in the form of permanent Definitive Notes but may have variations that the Issuer considers appropriate for temporary Definitive Notes. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate upon receipt of a Issuer Order pursuant to Section 2.2 permanent Definitive Notes in exchange for temporary Definitive Notes.

     SECTION II.12 Cancellation. The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of the Issuer, shall dispose of (subject to the record retention requirements of the Exchange Act) all Notes surrendered for transfer, exchange, payment or cancellation; provided, however, that the Trustee may, but shall not be required to, destroy such cancelled Notes. Subject to Section 2.7, the Issuer may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Issuer shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.12.

     SECTION II.13 Defaulted Interest. If the Issuer defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Holder thereof on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Issuer for the payment of defaulted interest. The Issuer shall notify the Trustee and Paying Agent in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment (a "Default Interest Payment Date"), and at the same time the Issuer shall deposit with the Trustee or Paying Agent an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee or Paying Agent for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as in this Section 2.13; provided, however, that in no event shall the Issuer deposit monies proposed to be paid in respect of defaulted interest later than 1:00 p.m. New York time on the proposed Default Interest Payment Date with respect to defaulted interest to be paid on the Note. At least 15 days before the subsequent special record date, the Issuer shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

     SECTION II.14 CUSIP, ISIN and Common Code Numbers. The Issuer in issuing the Notes may use a "CUSIP", "ISIN" or "Common Code" number, and if so, the Trustee shall use the CUSIP, ISIN and Common Code number in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP, ISIN and Common Code number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuer shall promptly notify the Trustee of any change in any CUSIP, ISIN or Common Code number.

     SECTION II.15 Deposit of Moneys. Prior to 10:00 a.m. New York time on the Business Day preceding each Interest Payment Date and Maturity Date, the Issuer shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, on all Notes then outstanding. Such payments shall be made by the Issuer in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be.

     SECTION II.16 Certain Matters Relating to Global Notes. (a) Members of, or participants in a Clearing Agency ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Clearing Agency or the Common Depositary or under the Global Note, and any of the Clearing Agency, the Common Depositary or any of their nominees may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Clearing Agency or the Common Depositary or impair, as between the Clearing Agency and its Agent Members or the Common Depositary and Euroclear and Clearstream, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

     (b) The Holder of any Global Note may grant proxies and otherwise authorize any person, including a Clearing Agency and its Agent Members and the Common Depositary and persons that may hold interests through Agent Members or Euroclear and Clearstream, to take any action which a Holder is entitled to take under this Indenture or the Notes.


                                  ARTICLE III

                                  REDEMPTION

     SECTION III.1 Optional Redemption. The Issuer may redeem all or any portion of the Notes, upon the terms and at the redemption prices set forth in each of the Notes. Any redemption pursuant to this Section 3.1 shall be made pursuant to the provisions of this Article III.

     SECTION III.2 Notices to Trustee. If the Issuer elects to redeem Initial Notes pursuant to Paragraphs 8 or 9 of such Notes or New Notes pursuant to Paragraphs 7 or 8 thereof, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Notes to be redeemed at least 15 days prior to the giving of the notice contemplated by Section 3.4 (or such shorter period as the Trustee in its sole discretion shall determine). The Issuer shall give notice of redemption as required under the relevant paragraph of the Notes pursuant to which such Notes are being redeemed.

     SECTION III.3 Selection of Notes To Be Redeemed. If less than all of the Notes are to be redeemed at any time, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal securities exchange, if any, on which such Notes are listed, or if such Notes are not so listed or such exchange prescribes no method of selection, on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem fair and appropriate (and in such manner as complies with applicable legal and exchange requirements); provided, however, that no Note of (EURO)1,000 in aggregate principal amount or less shall be redeemed in part. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the Redemption Date by the Trustee from the outstanding Notes not previously called for redemption.

     SECTION III.4 Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Issuer shall mail a notice of redemption to Holders of Notes to be redeemed by first-class mail, postage prepaid, at their respective addresses as they appear on the registration books of the Registrar. In addition, the Issuer will, at least 30 and not more than 60 days before the redemption date, publish in a leading newspaper having a general circulation in New York City (which is expected to be The Wall Street Journal), a leading newspaper having a general circulation in London (which is expected to be the Financial Times) and in a newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort), for so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require) or in the case of Definitive Notes, at the Issuer's request made at least 45 days before the Redemption Date (or such shorter period as the Trustee in its sole discretion shall determine), the Trustee shall give the notice of redemption in the Issuer's name and at the Issuer's expense; provided, however, that the Issuer shall deliver to the Trustee an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the following items. Each notice for redemption shall identify the Notes to be redeemed and shall state:

     (a) the Redemption Date;

     (b) the Redemption Prices and the amount of interest, if any, Additional Amounts, if any, and Liquidated Damages, if any, to be paid;

     (c) the name and address of the Paying Agent;

     (d) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued and unpaid interest, if any, Additional Amounts, if any, and Liquidated Damages, if any;

     (e) that, unless the Issuer and each of the Guarantors default in making the redemption payment, interest, Additional Amounts, if any, and Liquidated Damages, if any, on Notes called for redemption cease to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Notes redeemed;

     (f) (i) if any Global Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, interest, Additional Amounts, if any, and Liquidated Damages, if any, shall cease to accrue on the portion called for redemption, and upon surrender of such Global Note, the Global Note with a notation on Schedule A thereof adjusting the principal amount thereof to be equal to the unredeemed portion, will be returned and (ii) if any Definitive Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed, and that, after the Redemption Date, upon surrender of such Definitive Note, a new Definitive Note or Notes in aggregate principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof, upon cancellation of the original Note;

     (g) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption;

     (h) the paragraph of the Notes pursuant to which the Notes are to be redeemed; and

     (i) the CUSIP, ISIN or Common Code number, and that no representation is made as to the correctness or accuracy of the CUSIP, ISIN or Common Code number, if any, listed in such notice or printed on the Notes.

     SECTION III.5 Effect of Notice of Redemption. Once notice of redemption is given in accordance with Section 3.4, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued and unpaid interest, if any, Additional Amounts, if any, and Liquidated Damages, if any. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price (which shall include accrued and unpaid interest thereon, if any, Additional Amounts, if any, and Liquidated Damages, if any, to the Redemption Date), but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates.

     SECTION III.6 Deposit of Redemption Price. Prior to 10:00 a.m. New York time on the Business Day preceding the Redemption Date, the Issuer shall deposit with the Paying Agent cash in euros sufficient to pay the Redemption Price plus accrued and unpaid interest, if any, Additional Amounts, if any, and Liquidated Damages, if any, of all Notes to be redeemed on that date. The Paying Agent shall promptly return to the Issuer any cash in euros so deposited which is not required for that purpose upon the written request of the Issuer.

     If the Issuer complies with the preceding paragraph, then, unless the Issuer and each of the Guarantors default in the payment of such Redemption Price plus accrued and unpaid interest, if any, Additional Amounts, if any, and Liquidated Damages, if any, interest, Additional Amounts and Liquidated Damages on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment. With respect to Definitive Notes, if a Definitive Note is redeemed on or after an interest Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest, Additional Amounts, if any, and Liquidated Damages, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuer to comply with the preceding paragraph, interest, Additional Amounts, if any, and Liquidated Damages, if any, shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.1.

     SECTION III.7 Notes Redeemed in Part. Upon surrender and cancellation of a Definitive Note that is redeemed in part, the Issuer shall execute and the Trustee or the Authenticating Agent shall authenticate for the Holder (at the Issuer's expense) a new Definitive Note equal in principal amount to the unredeemed portion of the Definitive Note surrendered and cancelled; provided, however, that each such Definitive Note shall be in a principal amount at maturity of (EURO)1,000 or an integral multiple thereof. Upon surrender of a Global Note that is redeemed in part, the Paying Agent shall forward such Global Note to the Registrar who shall make a notation on Schedule A thereof to reduce the principal amount of such Global Note to an amount equal to the unredeemed portion of the Global Note surrendered; provided, however, that each such Global Note shall be in a principal amount at maturity of (EURO)1,000 or an integral multiple thereof.


                                  ARTICLE IV

                                   COVENANTS

     SECTION IV.1 Payment of Notes. The Issuer shall pay the principal, premium, if any, interest, Additional Amounts, if any, and Liquidated Damages, if any, on the Notes in the manner provided in such Notes and this Indenture.
An installment of principal of or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent holds at 10:00 a.m. New York time on the Business Day preceding that date money deposited by the Issuer in immediately available funds and designated for, and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture.

     SECTION IV.2 Maintenance of Office or Agency. The Issuer shall maintain the office or agency (which office may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-Registrar) required under Section 2.3 where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.2.

     SECTION IV.3 Limitation on Restricted Payments. (a) The Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the

Parent's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Parent or the Issuer) or to the direct or indirect Holders of the Parent's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock which is not PIK Preferred Member Interest) of the Parent or any of its Restricted Subsidiaries); (ii) purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation involving the Parent or the Issuer) any Equity Interests of the Parent or of any Restricted Subsidiary (other than any such Equity Interests owned by the Parent or any Restricted Subsidiary); (iii) make any payment on or with respect to, or purchase, redeem, deface or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes, except a payment of interest or principal at the Stated Maturity thereof; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

     (A) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

     (B) the Parent would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to Incur at least $1.00 of additional Indebtedness under Section 4.4(a); and

     (C) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Parent or any of its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (ii), (iii), (iv) or (vi) of paragraph (b) below), is less than the sum of (1) 50% of the Consolidated Net Income of the Parent for the period (taken as one accounting period) from the beginning of the first fiscal quarter immediately following the Issue Date to the end of the Parent's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (2) 100% of the aggregate Net Cash Proceeds received by the Parent as a contribution to its common equity capital or from the issue or sale since the Issue Date of Equity Interests of the Parent (other than Disqualified Stock), or of Disqualified Stock or debt securities of the Parent that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Restricted Subsidiary of the Parent and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock), plus (3) to the extent not already included in Consolidated Net Income of the Parent for such period without duplication, in the case of any Restricted Investment that was made by the Parent or any of its Restricted Subsidiaries after the Issue Date which is sold for cash or otherwise liquidated or repaid for cash, or any Unrestricted Subsidiary of the Parent which is designated as an Unrestricted Subsidiary subsequent to the Issue Date which is sold for cash or otherwise liquidated or repaid for cash, the lesser of (a) the cash return of capital with respect to such Restricted Investment or Unrestricted Subsidiary (less the cost of disposition, if any) and (b) the initial amount of such Restricted Investment or designated amount of such Unrestricted Subsidiary, plus (4) to the extent not already included in Consolidated Net Income of the Parent for such period without duplication, if any Unrestricted Subsidiary of the Parent formed subsequent to the Issue Date is redesignated by the Parent as a Restricted Subsidiary, the lesser of (a) the net book value of the Parent's investment in such Subsidiary at the time of its redesignation and (b) the fair market value of the Parent's investment in such Subsidiary at the time of its redesignation.

     (b) The foregoing provisions in paragraph (a) above shall not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture; (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any Indebtedness which is subordinated to the Notes or the Equity Interests of the Parent in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Parent) of, other Equity Interests of the Parent (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (C)(2) of the preceding paragraph; (iii) the defeasance, redemption, repurchase or other acquisition of Indebtedness which is subordinated to the Notes with the net cash proceeds from an Incurrence of Permitted Refinancing Indebtedness; (iv) the payment of any dividend or distribution by a Restricted Subsidiary of the Parent to the Holders of its common Equity Interests so long as the Parent or such Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests; (v) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Parent that are held by any of the Parent's (or any of its Restricted Subsidiaries') employees or non-employee directors pursuant to any management equity subscription agreement or stock option agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $1.0 million in any twelve-month period; (vi) the exchange (whether initiated at the option of the Parent or the holder of the PIK Preferred Member Interest) or the redemption (by the Parent, subject to the terms of this Indenture) at any time after the first anniversary of the Issue Date of the PIK Preferred Member Interest in exchange for an aggregate principal amount of Exchange Notes equal to the aggregate liquidation preference of the PIK Preferred Member Interest being exchanged; provided that the Parent's Fixed Charge Coverage Ratio (calculated, for purposes of this clause (vi) only, by (x) adding back to Consolidated Cash Flow any non-recurring expenses (whether or not classified as extraordinary) and (y) deducting from Consolidated Cash Flow any non-recurring income (whether or not classified as extraordinary)) for its most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such Exchange Notes are issued would have been at least 2.50 to 1.00 determined on a pro forma basis, as if the Exchange Notes had been incurred at the beginning of such four-quarter period; or (vii) other Restricted Payments in an aggregate amount since the Issue Date not to exceed $15.0 million, provided further that, with respect to clauses (ii), (iii), (v), (vi) and (vii) above, no Default or Event of Default shall have occurred and be continuing immediately after such transaction.

     The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Parent or such Restricted Subsidiary of the Parent, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined by the Board of Directors of the Parent whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an appraisal, accounting or investment banking firm of national standing if such fair market value exceeds $10.0 million. Not later than the date of making any Restricted Payment, the Parent shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.3 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.

     SECTION IV.4 Limitation on Indebtedness. (a) The Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Debt) and the Parent shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Parent may Incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock and any of the Parent's Restricted Subsidiaries which are Guarantors and the Issuer may Incur Indebtedness if the Parent's Fixed Charge Coverage Ratio for the Parent's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been Incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

     (b) Notwithstanding the foregoing, the provisions of the first paragraph of this covenant shall not apply to the Incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt") so long as no Default has occurred and is continuing or would be caused thereby:

          (i) the Incurrence by the Issuer, Weigh-Tronix Canada ULC, the Parent and the other Guarantors of additional Indebtedness under one or more Credit Facilities (including, without limitation, the Senior Credit Facility), letters of credit (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Issuer, the Parent and the other Guarantors thereunder) and related Guarantees under such Credit Facilities; provided that the aggregate principal amount of all Indebtedness and letters of credit of the Issuer, Weigh-Tronix Canada ULC, the Parent and the other Guarantors (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Issuer, Weigh-Tronix Canada ULC, the Parent and the other Guarantors thereunder) Incurred pursuant to this clause (i) does not exceed the sum of (1) $70.0 million (or the foreign currency equivalent thereof) and (2) the greater of (A) an amount equal to $50.0 million (or the foreign currency equivalent thereof) and (B) the amount equal to the sum of 80% of certain unpaid accounts receivable and 50% of the net book value of certain inventory of the Parent and its Subsidiaries on a consolidated basis (as determined in accordance with the terms of the Senior Credit Facility), less the aggregate amount of all repayments, optional or mandatory, of the principal of any Indebtedness permanently reducing the commitments thereunder, under such Credit Facilities that have been made by the Issuer, Weigh-Tronix Canada ULC, the Parent and the other Guarantors since the Issue Date pursuant to Section 4.16(b)(i); provided, further, that the foregoing sum shall be increased by up to $10.0 million in connection with an increase in the principal amount available under any Credit Facility or a fluctuation in currency exchange rates;

          (ii) the Incurrence by the Parent and its Restricted Subsidiaries of Existing Indebtedness;

          (iii) the Incurrence by the Issuer of Indebtedness represented by the Notes issued on the Issue Date and the Incurrence by the Guarantors of the Guarantees in an aggregate principal amount of (EURO)100.0 million;

          (iv) the Incurrence by the Parent or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, Attributable Debt Incurred in connection with Sale and Leaseback transactions, mortgage financings or purchase money obligations, in each case Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Parent or such Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness Incurred to refund, refinance or replace Indebtedness Incurred pursuant to this clause (iv), not to exceed $10.0 million at any time outstanding;

          (v) the Incurrence by the Parent or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was Incurred or refinanced under the first paragraph of this covenant or clauses (ii) (other than with respect to debt Incurred or refinanced under clause (i)), (iii) and (v) of this paragraph (b);

          (vi) the Incurrence by the Parent or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Parent and any of its Restricted Subsidiaries; provided, however, that (A) if the Issuer is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all the Issuer's Obligations with respect to the Notes and the Indenture, (B) if the Parent or any other Guarantor is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of such Guarantor's Guarantee and (C)(1) any subsequent event or issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Parent or a Restricted Subsidiary of the Parent and (2) any sale or other transfer of any such Indebtedness to a Person that is not either the Parent or a Restricted Subsidiary of the Parent that is a Guarantor shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Parent or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vi);

          (vii) the Incurrence by the Parent or any of its Restricted Subsidiaries of Hedging Obligations that are Incurred in the normal course of business and consistent with the practices of other commercial enterprises engaged in the same or a similar business for the purpose of fixing or hedging currency, commodity or interest rate risk (including with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding in connection with the conduct of their respective businesses and not for speculative purposes);

          (viii) guarantees by the Parent and its Restricted Subsidiaries of each other's Indebtedness provided, however, that such Indebtedness is permitted to be Incurred under the Indenture;

          (ix) the Incurrence of Indebtedness Incurred in respect of workers' compensation claims, self-insurance obligations, performance, surety and similar bonds and completion guarantees provided by the Parent or any of its Restricted Subsidiaries in the ordinary course of business;

          (x) the Incurrence of Indebtedness arising from agreements of the Parent or any of its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Restricted Subsidiary of the Parent, provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Parent and its Restricted Subsidiaries in connection with such disposition;

          (xi) the Incurrence of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five business days of Incurrence;

          (xii) (A) the Incurrence by the Issuer of the PIK Preferred Member Interest and (B) the incurrence by the Issuer of the Exchange Notes and the incurrence by the Guarantors of the Exchange Guarantees, provided that, in the case of this clause (B), (x) no Default or Event of Default has occurred and is continuing or would be caused thereby and (y) the Parent's Fixed Charge Coverage Ratio (calculated, for purposes of this clause (xii) only, by adding back to Consolidated Cash Flow any non-recurring expenses (whether or not classified as extraordinary) and (y) deducting from Consolidated Cash Flow any non-recurring income (whether or not classified as extraordinary)) for its most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such Exchange Notes are issued would have been at least 2.50 to
1.00 determined on a pro forma basis, as if the Exchange Notes had been incurred at the beginning of such four-quarter period; provided further that, in the case of each of clauses (A) and (B) above, the aggregate liquidation preference of all PIK Preferred Member Interest and the aggregate principal amount of all Exchange Notes outstanding at any time shall not exceed the Maximum Amount; and

          (xiii) the Incurrence by the Parent or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness Incurred to refund, refinance or replace any other Indebtedness Incurred pursuant to this clause (xiii), not to exceed $30.0 million.

     For purposes of determining compliance with this Section 4.4, in the event that an item of proposed Indebtedness (including Acquired Debt) meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xiii) above as of the date of Incurrence thereof or is entitled to be Incurred pursuant to paragraph (a) of this Section 4.4 as of the date of Incurrence thereof, the Parent shall, in its sole discretion, classify on the date of Incurrence (or later reclassify in whole or in part, in its sole discretion) such item of Indebtedness in any manner that complies with this
Section 4.4. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an Incurrence of Indebtedness for purposes of this Section 4.4. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof in the case of any Indebtedness issued with original issue discount and
(ii) the principal amount or liquidation preference thereof, in the case of any other Indebtedness.

     For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a non-U.S. dollar currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a non-U.S. dollar currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

     Notwithstanding any other provision of this Section 4.4, the maximum amount of Indebtedness that the Parent or any Restricted Subsidiary may incur pursuant to this Section 4.4 will not be deemed to be exceeded solely as a result of fluctuations in exchange rates of currencies or the operation of any agreements or arrangements entered into by the Parent or any Restricted Subsidiary designed to protect any such Person from fluctuations in currency exchange rates.

     SECTION IV.5    Corporate Existence. Except as otherwise permitted by
Article V, the Issuer and each Guarantor shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate, partnership, limited liability or other existence in accordance with their respective organizational documents (as the same may be amended from time to time).

     SECTION IV.6 Payment of Taxes and Other Claims. The Parent shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges levied or imposed upon it or any of its Subsidiaries or upon the income, profits or property of it or any of its Subsidiaries and (ii) all lawful claims for labor, materials and supplies which, in each case, if unpaid, might by law become a material liability or Lien upon the property of it or any of its Subsidiaries; provided, however, that the Parent shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate provision has been made.

     SECTION IV.7 Maintenance of Properties and Insurance. (a) The Parent shall cause all material properties owned by or leased by it or any of its Subsidiaries useful and necessary to the conduct of its business or the business of any of its Subsidiaries to be improved or maintained and kept in normal condition, repair and working order and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in its judgment may be necessary, so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section 4.7 shall prevent the Parent or any of its Subsidiaries from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors of the Parent or of the Board of Directors of any Subsidiary of the Parent concerned, or of an officer (or other agent employed by the Parent or of any of its Subsidiaries) of the Parent or any of its Subsidiaries having managerial responsibility for any such property, desirable in the conduct of the business of the Parent or any Subsidiary of the Parent and if such discontinuance or disposal is not adverse in any material respect to the Holders.

     (b) To the extent available at commercially reasonable rates, the Parent shall maintain, and shall cause its Subsidiaries to maintain, insurance with responsible carriers against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions, as are customarily carried by similar businesses of similar size.

     SECTION IV.8 Compliance Certificate; Notice of Default. (a) The Issuer and the Guarantors shall deliver to the Trustee, within 90 days after the close of each fiscal year, an Officers' Certificate stating that a review of the activities of the Issuer and the Guarantors during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each of the Issuer and the Guarantors has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that, to the best of his knowledge, each of the Issuer and the Guarantors during such preceding fiscal year has kept, observed, performed and fulfilled each and every such covenant contained in this Indenture and no Default occurred during such year and at the date of such certificate there is no Default which has occurred and is continuing or, if such signers do know of such Default, the certificate shall describe its status with particularity and that, to the best of his or her knowledge, no event has occurred and remains by reason of which payments on the account of the principal of or interest, if any, Additional Amounts, if any, or Liquidated Damages, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action each is taking or proposes to take with respect thereto. The applicable Officers' Certificate shall also notify the Trustee should the Parent or the Issuer elect to change the manner in which it fixes its fiscal year end.

     (b) The annual financial statements delivered pursuant to Section 4.10 shall include, so long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, a written report of the Parent's independent accountants (who shall be a firm of established international reputation) that in conducting their audit of such financial statements nothing has come to their attention that would lead them to believe that the Parent or any of its Subsidiaries have violated any provisions of Articles IV, V or VI of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

     (c) The Parent shall deliver to the Trustee, within 5 Business Days, upon any officer becoming aware of any Default or any default or event of default under any document, instrument or agreement representing Indebtedness of the Parent or any of its Restricted Subsidiaries, an Officers' Certificate specifying the Default or such default or event of default and describing its status with particularity.

     SECTION IV.9 Compliance with Laws. The Parent shall comply, and shall cause each of its Subsidiaries to comply, with all applicable statutes, rules, regulations, orders of the relevant jurisdiction in which they are incorporated and/or in which they carry on business, all political subdivisions thereof, and of any relevant governmental regulatory authority, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as would not in the aggregate have a material adverse effect on the financial condition or results of operations of the Parent and its Subsidiaries taken as a whole.

     SECTION IV.10 Provision of Financial Statements and Reports. So long as any Notes are outstanding, the Parent (whether or not required by the rules and regulations of the SEC) will furnish to each of the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Parent were required to file such financial information (including such financial information with respect to the Issuer and the Guarantors as would be required following the Exchange Offer), including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Parent and any consolidated Restricted Subsidiaries and, with respect to the annual information only, reports thereon by the Parent's independent public accountants (which shall be firm(s) of established national reputation), provided, that this clause (i) shall not apply to reports for the period ending March 31, 2000, and (ii) all information that would be required to be filed with the SEC on Form 8-K if the Parent were required to file such reports. All such information and reports shall be filed with the SEC on or prior to the dates on which such filings would have been required to be made had the Parent been subject to the rules and regulations of the SEC. In addition, whether or not required by the rules and regulations of the SEC, the Parent shall file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. For so long as any Notes remain outstanding, the Issuer, the Parent and the other Guarantors shall furnish to the Holders of Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

     (b) If and so long as the Notes are listed on the Luxembourg Stock Exchange and its rules so require, the Issuer will deposit all information and reports referred to in clauses (a)(i) and (ii) above with its listing agent in Luxembourg.

     (c) Upon qualification of this Indenture with the TIA, the Issuer and each of the Guarantors shall also comply with the provisions of TIA Section 314(a).

     SECTION IV.11 Waiver of Stay; Extension or Usury Laws. Each of the Issuer and the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Issuer and/or such Guarantor, as the case may be, from paying all or any portion of the principal of and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and (to the extent that it may lawfully do so) the Issuer and the Guarantors each hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

     SECTION IV.12   Limitation on Transactions with Affiliates. (a) The
Parent will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of any such Person (each of the foregoing, an "Affiliate Transaction"), unless:

          (i) such Affiliate Transaction is on terms that are no less favorable to the Parent or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Parent or such Restricted Subsidiary with an unrelated Person; and

          (ii) the Parent delivers to the Trustee (A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2.5 million, a resolution of its Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause(i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of its Board of Directors and (B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an appraisal, accounting or investment banking firm of national standing.

     (b) The following shall not be deemed to be Affiliate Transactions:

          (i) any employment agreement entered into by the Parent or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Parent or such Restricted Subsidiary, as the case may be;

          (ii) transactions between or among the Parent and/or its Restricted Subsidiaries;

          (iii) any sale or other issuance of Equity Interests (other than Disqualified Stock) of the Parent;

          (iv) Restricted Payments that are permitted by Section 4.3;

          (v) fees and compensation paid to, and indemnity provided on behalf of, members of the Board of Directors, officers or employees of the Parent and of its Restricted Subsidiaries in their capacity as such, to the extent such fees and compensation are reasonable, customary and consistent with past practices;

          (vi) advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business and consistent with past practices;

          (vii) payment of annual management, consulting and advisory fees and related expenses to Berkshire, which payments are approved by the Board of Directors of the Parent in good faith;

          (viii) transactions between the Parent or a Restricted Subsidiary of the Parent and an Unrestricted Subsidiary of the Parent in good faith as long as
(A) such transactions are on terms that are otherwise in compliance with the terms of the Indenture and (B) such transactions are on terms that are no less favorable to the Parent or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Parent or such Restricted Subsidiary with an unrelated Person;

          (ix) the exchange (whether initiated at the option of the Parent or the holder of the PIK Preferred Member Interest) or the redemption (by the Parent subject to the terms of this Indenture) of the outstanding PIK Preferred Member Interest for Exchange Notes and Exchange Guarantees pursuant to clause
(vi) of Section 4.3(b); and

          (x) transactions pursuant to the Transaction Documents.

     SECTION IV.13 Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. (a) The Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Parent or the Parent to:

          (i) (x) pay dividends or make any other distributions to the Parent or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (y) pay any Indebtedness owed to the Parent or any of its Restricted Subsidiaries;

          (ii) make loans or advances to the Parent or any of its Restricted Subsidiaries; or

          (iii) transfer any of its properties or assets to the Parent or any of its Restricted Subsidiaries.

     (b) The foregoing provisions shall not prohibit encumbrances or restrictions existing under or by reason of:

          (i) Existing Indebtedness as in effect on the Issue Date, and any amendments, supplements, extensions, refinancings, renewals or replacements of such Existing Indebtedness; provided that the encumbrances and restrictions in any such amendments, supplements, extensions, refinancings, renewals or replacements are no more restrictive than those encumbrances or restrictions that are then in effect and that are being amended, supplemented, extended, refinanced, renewed or replaced;

          (ii) the Senior Credit Facility as in effect as of the Issue Date, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof and any other Credit Facilities, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings and such other Credit Facilities are no more restrictive with respect to such dividend and other payment restrictions than those contained in the Senior Credit Facility as in effect on the Issue Date;

          (iii)  the Indenture and the Notes;

          (iv)  applicable law;

          (v) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Parent or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was Incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be Incurred;

          (vi) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past or then-current practices;

          (vii) purchase money obligations for property acquired in the ordinary course of business that impose encumbrances or restrictions of the nature described in clause (v) above on the property so acquired;

          (viii) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

          (ix) any restriction with respect to a Restricted Subsidiary of the Parent (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary (or the property of assets that are subject to such restriction) pending the closing of such sale or disposition;

          (x) mortgages, pledges or other security agreements permitted under the Indenture securing Indebtedness of the Parent or any of its Restricted Subsidiaries to the extent such encumbrances or restrictions restrict the transfer of the property subject to such mortgages, pledges or other security agreements; or

          (xi) customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Parent or any of its Restricted Subsidiaries.

     SECTION IV.14 Limitation on Liens. The Parent will not, and will not permit any of its Restricted Subsidiaries to, create, Incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) securing Indebtedness, Attributable Debt, or Trade Payables upon any of their property or assets (including Capital Stock), whether now owned or hereafter acquired, unless all payments due under the Indenture and the Notes or, in respect of Liens on any Guarantor's property or assets, any Guarantee of such Guarantor, are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

     SECTION IV.15 Repurchase of Notes upon a Change of Control. (a) Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Issuer to repurchase all or any part (equal to 1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, Additional Amounts, if any, and Liquidated Damages thereon, if any, to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Issuer will mail a notice to each Holder, with a copy to the Trustee, with the following information: (i) a Change of Control Offer is being made pursuant to this Section 4.15 and all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment;
(ii) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is published, or where relevant, mailed, except as may be otherwise required by applicable law (the "Change of Control Payment Date"); (iii) any Note not properly tendered will remain outstanding and continue to accrue interest and Liquidated Damages, if any; (iv) unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest, as the case may be, and to accrue Liquidated Damages, if any, on the Change of Control Payment Date; (v) Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent and at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (vi) Holders will be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes; provided, however, that the Paying Agent receives, not later than the close of business on the last day of the offer period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing his tendered Notes and his election to have such Notes purchased; and (vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the principal amount of the

Notes surrendered, which unpurchased portion must be equal to (EURO)1,000 in principal amount or an integral multiple thereof.

     (b) In addition, within 30 days following any Change of Control, the Issuer will:

          (1) publish the notice described in clause (a) in a leading newspaper having a general circulation in New York City, which is expected to be The Wall Street Journal, a leading newspaper having a general circulation in London, which is expected to be the Financial Times, and, so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, a newspaper having a general circulation in Luxembourg, which is expected to be the Luxemburger Wort, with a copy to the Trustee; and

          (2) if the Notes are listed on the Luxembourg Stock Exchange and its rules so require, notify the Luxembourg Stock Exchange of the Change of Control.

     (c) The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described in this Indenture by virtue thereof. The provisions relating to the Issuer's obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes.

     (d) On the Change of Control Payment Date, the Issuer will, to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer; (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Issuer. The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of (EURO)1,000 or an integral multiple thereof. If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender pursuant to the Change of Control Offer. Prior to complying with the provisions of this Section 4.15, but in any event within 60 days following a Change of Control, the Issuer will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes required by this Section 4.15. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date and, so long as the Notes are listed on the Luxembourg Stock Exchange and its rules so require, notify the Luxembourg Stock Exchange of the results.

     (e) Notwithstanding the foregoing, the Issuer will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

     SECTION IV.16 Limitation on Asset Sales. (a) The Parent will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Parent or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Parent or such Restricted Subsidiary is in the form of cash or Cash Equivalents; provided that the amount of (x) any liabilities (as shown on the Parent's or such Restricted Subsidiary's Most Recent Balance Sheet), of the Parent or any Restricted Subsidiary of the Parent (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guarantee thereof) that are assumed by the transferee of any such assets pursuant to a written agreement that releases the Parent or such Restricted Subsidiary from further liability (in which case the Parent will, without further action, be deemed to have applied such deemed cash to Indebtedness in accordance with the next succeeding paragraph) and (y) any securities, notes or other obligations received by the Parent or any such Restricted Subsidiary from such transferee that are promptly, but in no event more than 30 days after the receipt thereof, converted by the Parent or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

     (b) Within 420 days after the receipt of any Net Proceeds from an Asset Sale, the Parent may apply such Net Proceeds, at its option, (i) to repay Senior Debt of the Issuer or any Guarantor or any Indebtedness of any Restricted Subsidiary except to the extent such Indebtedness is owed to the Parent or any Affiliate of the Parent and to correspondingly permanently reduce the commitments with respect to such Senior Debt, if any, in the case of revolving borrowings; (ii) to the acquisition by the Parent or any Restricted Subsidiary of the Parent of a controlling interest in a Permitted Business, or the making by the Parent or any Restricted Subsidiary of a capital expenditure in or the acquisition by the Parent or any Restricted Subsidiary of the Parent of other long-term assets of a Permitted Business; or (iii) a combination of repayment and acquisition permitted by the foregoing clauses (a) and (b). Pending the final application of any such Net Proceeds, the Parent may temporarily reduce Indebtedness under any Credit Facilities or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph shall be deemed to constitute "Excess Proceeds."

     (c) When the aggregate amount of Excess Proceeds from Asset Sales exceeds $5.0 million, the Parent shall be required to make, or to cause the Issuer to make, an offer to all Holders of Notes (an "Asset Sale Offer") and to the extent required by the terms thereof, to all Holders of other Senior Subordinated Debt outstanding with similar provisions requiring the Issuer to make an offer to purchase such Senior Subordinated Debt with the proceeds from any Asset Sale ("Pari Passu Notes") to purchase the maximum principal amount of Notes and any such Pari Passu Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest, Additional Amounts thereon, if any and Liquidated Damages thereon, if any, to the date of purchase, in accordance with the procedures set forth in this Indenture or the agreements governing the Pari Passu Notes, as applicable.

     (d) Within 30 days following the earlier of the first day of the twelfth calender month following an Asset Sale and the date the Parent's Board of Directors determines by board resolution to use the proceeds from an Asset Sale to make an Asset Sale Offer, the Parent will (i) commence an Asset Sale Offer, which shall remain open for a period of at least 20 Business Days following its commencement except to the extent that a longer period is required by applicable law (the "Asset Sale Offer Period") and (ii) cause the Issuer to deliver written notice of such Asset Sale Offer to the Trustee and mail such notice to the registered address of each Holder of Notes or Holder of Pari Passu Notes by first class mail, postage prepaid, and, so long as any Global Notes are outstanding, publish notice of such Asset Sale Offer in a leading newspaper having a general circulation in New York City, which is expected to be The Wall Street Journal, a leading newspaper having a general circulation in London, which is expected to be the Financial Times, and, if and for so long as the Notes or the Pari Passu Notes are listed on the Luxembourg Stock Exchange and the rules of such Stock Exchange shall so require, publish a notice of such Asset Sale Offer in a newspaper having general daily circulation in Luxembourg, which is expected to be the Luxemburger Wort, with a copy to the Trustee, and if the rules of such Stock Exchange so require, notify such Stock Exchange of the Asset Sale Offer. Such notice shall contain (or, in the case of a notice by publication, which notice shall contain instructions on how to obtain from the Parent) all instructions and materials necessary to enable such Holders to tender Notes pursuant to such Asset Sale Offer. The notice, which shall govern the terms of the Asset Sale Offer, shall contain such information concerning the business of the Parent as the Parent in good faith believes shall enable such Holders to make an informed decision (which at a minimum shall include (1) a description of material developments in the Parent's business subsequent to the date of the latest annual, semi-annual or quarterly information provided pursuant to this Indenture, (2) if material in the good faith opinion of the Parent, appropriate pro forma financial information and (3) a description of the transaction or transactions that constitute the Asset Sale requiring the Asset Sale Offer), and shall state:

          (A) that the Asset Sale Offer is being made pursuant to this Section 4.16;

          (B) the principal amount of Notes and Pari Passu Notes required to be purchased pursuant to this Section 4.16, (such amount, the "Asset Sale Offer Amount") , the purchase price and, that on the date specified in such notice (the "Asset Sale Purchase Date"), which date shall be no later than 5 Business Days after the termination of the Asset Sale Period, the Parent shall purchase the Asset Sale Offer Amount or, if less than the Asset Sale Offer Amount has been so validly tendered, all Notes and Pari Passu Notes validly tendered in response to the Asset Sale Offer and not withdrawn pursuant to this Section 4.16;

          (C) that any Note not tendered or accepted for payment shall continue to accrue interest;

          (D) that, unless the Issuer defaults in making such payment, Notes accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest on and after the Asset Sale Purchase Date;

          (E) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have all or any portion (equal to (EURO)1,000 or an integral multiple thereof) of such Note purchased;

          (F) that Holders electing to have a Note or portions thereof represented by a Global Note purchased pursuant to an Asset Sale Offer shall be required to cause presentation of the relevant Global Note to the Paying Agent at the address specified in the notice prior to the close of business on the date specified in the notice (which may be no more than five Business Days prior to the Asset Sale Purchase Date);

          (G) that Holders electing to have a Definitive Note purchased pursuant to the Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note, or such other customary documents of surrender and transfer as the Issuer may reasonably request, duly completed, to the Paying Agent at the address specified in the notice prior to the close of business on the date specified in the notice (which may be no more than five Business Days prior to the Asset Sale Purchase Date);

          (H) that Holders shall be entitled to withdraw their election if the Parent, the Issuer, or the Paying Agent, as the case may be, receives, not later than the expiration of the Asset Sale Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the

               Holder, the principal amount of the Note or portion thereof the Holder surrendered or caused to be presented for purchase and a statement that such Holder is withdrawing its election to have such Note or portion thereof purchased;

          (I) the basis upon which the Trustee shall select Notes to be purchased if the aggregate principal amount of Notes surrendered by Holders thereof exceeds the Asset Sale Offer Amount;

          (J) that Holders whose Definitive Notes are purchased only in part shall be issued new Definitive Notes equal in principal amount of the unpurchased portion of the Definitive Notes surrendered; and

          (K) the ISIN, CUSIP, CINS and Common Code numbers, if any, printed on the Notes being repurchased and that no representation is made as to the correctness or accuracy of the ISIN, CUSIP, CINS and Common Code numbers, if any, listed in such notice or printed on the Notes.

          (ii) On (or at the Issuer's election, before) the Asset Sale Purchase Date, the Issuer shall (A), to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Sale Offer Amount of Notes and Pari Passu Notes or portions thereof tendered pursuant to the Asset Sale Offer and not theretofore withdrawn, or if Notes aggregating less than the Asset Sale Offer Amount have been tendered and not theretofore withdrawn, all Notes and Pari Passu Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Issuer in accordance with the terms of this Section 4.16 and all certificates and notes required, if any, by the agreements governing the Pari Passu Notes. The Issuer shall deliver to the Trustee an Officer's Certificate stating that such Notes or portions thereof were accepted for payment by the Issuer in accordance with the terms of this Section 4.16, and in addition, the Issuer will deliver all certificates and notes required, if any, by the agreements governing the Pari Passu Notes. The Issuer or the Paying Agent, as the case may be, shall promptly (but in any case not later than five Business Days after the Asset Sale Purchase Date) mail or deliver to each tendering Holder of Notes or holder of Pari Passu Notes so validly tendered and not properly withdrawn by such Holder, and accepted by the Issuer for purchase, and the Issuer shall promptly issue a new Note, and the Trustee, upon delivery of an Officers' Certificate from the Issuer shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Notes surrendered. In addition, the Issuer shall take any and all other actions required by the agreements governing the Pari Passu Notes. The Issuer shall promptly mail or deliver any Note not so accepted to the Holder thereof. The Issuer shall publicly announce the results of the Asset Sale Offer on the Asset Sale Purchase Date.

     If the Issuer complies with the provisions of the preceding paragraph, on and after the Asset Sale Purchase Date interest shall cease to accrue on the Notes or the portions of

Notes repurchased. If a Definitive Note is repurchased on or after an interest record date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note accepted is not repurchased upon surrender because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal and Additional Amounts, if any, from the Asset Sale Purchase Date until such principal and Additional Amounts, if any, are paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.1 hereof.

     (e) To the extent that the aggregate amount of Notes and Pari Passu Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Parent may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes and Pari Passu Notes surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and the Pari Passu Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

     (f) Once notice of repurchase has been given in accordance with this
Section 4.16, all Notes or portions thereof validly tendered and not withdrawn (or, if the Issuer is not required to repurchase all of such Notes then the allocated portion of such Notes that the Issuer may be required to purchase pursuant to this Section 4.16) become irrevocably due and payable on the Asset Sale Purchase Date at the purchase price specified herein. A notice of repurchase may not be conditional.

     (g) If the Asset Sale Purchase Date is on or after an interest record date and on or before the related interest payment date, the Issuer shall pay any accrued and unpaid interest to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

     (h) The Parent and the Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder and will comply with the applicable laws of any non-U.S. jurisdiction in which an Asset Sale Offer is made, in each case, to the extent such laws or regulations are applicable in connection with the repurchase of the Notes and the Pari Passu Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions hereunder, the Parent and the Issuer will comply with the applicable securities laws and regulations and neither shall be deemed to have breached its obligations described in this Indenture by virtue thereof.

     SECTION IV.17 Additional Guarantees. The Parent will not permit any Restricted Subsidiary of the Parent which is not a Guarantor, regardless whether such Restricted Subsidiary is designated a Restricted Subsidiary on or subsequent to the date of this

Indenture, to guarantee the payment of any Indebtedness of the Issuer, the Parent or any other Guarantor unless:

          (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture substantially in the form of Exhibit H attached hereto providing for a Guarantee of such Restricted Subsidiary except that with respect to a guarantee of Indebtedness of the Issuer, the Parent or any other Guarantor (A) if the Notes are subordinated in right of payment to such Indebtedness, the Guarantee under the supplemental indenture shall be subordinated to such Restricted Subsidiary's guarantee with respect to such Indebtedness substantially to the same extent as the Notes are subordinated to such Indebtedness under this Indenture and (B) if such Indebtedness is by its express terms subordinated in right of payment to the Notes, any such guarantee of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Restricted Subsidiary's Guarantee with respect to the Notes substantially to the same extent as such Indebtedness is subordinated to the Notes;

          (ii) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights or reimbursement, indemnity or subrogation or any other rights against the Parent or any other Restricted Subsidiary of the Parent as a result of any payment by such Restricted Subsidiary under its Guarantee of the Notes; and

          (iii) such Restricted Subsidiary shall deliver to the Trustee an opinion or opinions of counsel to the effect that (A) such Guarantee has been duly executed and authorized and (B) such Guarantee constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity;

provided that this paragraph shall not be applicable to any guarantee of any Restricted Subsidiary (x) that (A) existed at the time such Person became a Restricted Subsidiary of the Parent and (B) was not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary of the Parent or (y) that guarantees the payment of Obligations of the Issuer, the Parent or any other Guarantor under the Senior Credit Facility or any other Senior Debt of the Issuer, the Parent or any other Guarantor and any refunding, refinancing or replacement thereof, in whole or in part, provided that such refunding, refinancing or replacement thereof constitutes Senior Debt of the Issuer, the Parent or any other Guarantor.

     In the event a Restricted Subsidiary becomes a Guarantor, for so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such Stock Exchange shall so require, such Stock Exchange will be notified, which notification shall be published in a newspaper having a general circulation in Luxembourg, and a supplemental offering memorandum meeting the requirements of such Stock Exchange will be filed with such Stock Exchange.

     SECTION IV.18 Limitation on Layering. Notwithstanding any other provision of this Indenture, (a) the Issuer will not Incur any Indebtedness (including Acquired Debt) that is subordinate or junior in right of payment to any Senior Debt unless such Indebtedness is Senior Subordinated Debt or is contractually subordinated in right of payment to Senior Subordinated Debt, and
(b) neither the Parent nor any other Guarantor will Incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness (including Acquired Debt) that is subordinate or junior in right of payment to any Guarantor Senior Debt of such Guarantor unless such Indebtedness is Senior Subordinated Debt or is contractually subordinated in right of payment to Senior Subordinated Debt.

     SECTION IV.19 Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries. The Parent will not transfer, convey, sell or otherwise dispose of, and will not permit any Restricted Subsidiary, directly or indirectly, to issue, transfer, convey, sell, or otherwise dispose of any Capital Stock of any Restricted Subsidiary (including options, warrants or other rights to purchase any such Capital Stock) except, in the case of any Restricted Subsidiary other than the Issuer:

          (i)    to the Parent or any of its Restricted Subsidiaries;

          (ii) issuance of directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons to the extent required by applicable law; or

          (iii) if in the case of a transfer, conveyance, sale, or other disposal, such Restricted Subsidiary remains a Restricted Subsidiary notwithstanding such transfer, conveyance, sale or other disposal, and an amount equal to the Net Proceeds received from such transfer, conveyance, sale or other disposal is applied within 30 days after receipt thereof in accordance with clauses (i), (ii) or (iii) of Section 4.16(b).

     Notwithstanding the foregoing, the Parent may sell all of the Capital Stock of a Restricted Subsidiary (other than the Issuer) as long as the Parent complies with the terms of clauses (i), (ii) or (iii) of Section 4.16(b).

     SECTION IV.20 Additional Amounts. (a) All payments made by the Issuer on the Notes and all payments made by the Guarantors on the Guarantees, if any, will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (collectively, "Taxes") imposed or levied by or on behalf of the U.S., the U.K. or the Netherlands, or any other jurisdiction in which the Parent, the Issuer, any other Guarantors or any Successor Corporation following a transaction permitted under Section 5.1 are organized or are otherwise resident for tax purposes or any political subdivision thereof or any authority having power to tax therein or any jurisdiction from or through which payment is made (each, a "Relevant Taxing Jurisdiction"), unless the withholding or deduction of such Taxes is then required by law or the interpretation or administration thereof. If any deduction or withholding for, or on account of, any Taxes of any Relevant Taxing Jurisdiction, shall at any time be required on any payments made by the Issuer with respect to the Notes, including payments of principal of, premium, if any, interest, or Liquidated Damages, if any, the Issuer will pay such Additional Amounts ("Additional Amounts") as may be necessary to ensure that the net amounts received by Holders of Notes after such withholding or deduction shall equal the respective amounts of principal, premium, interest and Liquidated Damages that would have been receivable in respect of the Notes or the Guarantees (as the case may be) in the absence of such withholding or deduction.

     (b) At least 10 days prior to the first date on which payment of principal, premium, if any, Liquidated Damages, if any, or interest on the Notes is to be made, and at least 10 days prior to any subsequent date if there has been any change with respect to the matters set forth in the Officer's Certificate described in this Section 4.20, the Issuer will furnish the Trustee and the Paying Agent, if other than the Trustee, with an Officer's Certificate instructing the Trustee and the Paying Agent whether such payments shall be made to the Holders without withholding or deduction for, or on account of, any Taxes as described in paragraph (a) above, and, if any such withholding or deduction is required, then such Officer's Certificate shall specify the amount of Additional Amounts payable to the Holders as a result.

     (c) Notwithstanding the foregoing, no Additional Amounts will be payable with respect to:

     (1) any payments on Notes held by or on behalf of a Holder of Notes or beneficial owner who is liable for Taxes in respect of such Note by reason of the Holder of Notes or beneficial owner having a connection with the Relevant Taxing Jurisdiction, including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the Relevant Taxing Jurisdiction, other than by the mere holding of the Note or enforcement of rights thereunder or the receipt of payments in respect thereof;

     (2) any Taxes that are imposed or withheld where such withholding or imposition is by reason of the failure of the Holder of Notes or beneficial owner of the Notes to comply with any request by the Parent or the Issuer to provide information concerning the nationality, residence or identity of such Holder or beneficial owner or to make any declaration or similar claim or satisfy any information or reporting requirement, which is required or imposed by a statute, treaty, regulation or administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from all or part of the Taxes;

     (3) except in the case of the winding up of the Parent's business, any Note presented for payment, where presentation is required, in the Relevant Taxing Jurisdiction unless such Note could not have been presented for payment elsewhere;

     (4) any Note presented for payment, where presentation is required, more than 30 days after the relevant payment is first made available for payment to the Holder, except to the extent that the Holder would have been entitled to such Additional Amounts on presenting such Note for payment on the thirtieth day after the relevant payment is first made available; or

     (5) any Taxes which would not have been imposed, payable or due but for the application of any estate, inheritance, gift, sales or excise tax or any other Taxes or governmental charges which are payable otherwise than by deduction or withholding from payments on or in respect of the Notes.

     Such Additional Amounts will also not be payable where, had the beneficial owner of the Note been the Holder of the Note, he would not have been entitled to payment of Additional Amounts by reason of clauses (1) to (5) above.

     Upon request, the Issuer will provide the Trustee with documentation satisfactory to the Trustee evidencing the payment of Additional Amounts.
Copies of such documentation will be made available to the Holders of Notes upon request.

     (d) The Issuer shall indemnify the Trustee and the Paying Agent for, and hold them harmless against, any loss, liability or expense Incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers' Certificate furnished to them pursuant to this Section 4.20.

     SECTION IV.21   Payment of Non-Income Taxes and Similar Charges. The
Issuer will pay any present or future stamp, court or documentary taxes, or any other excise or property taxes, charges or similar levies which arise in any jurisdiction from the execution, delivery or registration of the Notes or any other document or instrument referred to therein, or the receipt of any payments with respect to the Notes, excluding any such taxes, charges or similar levies imposed by any jurisdiction outside of The Netherlands, the U.K., the United States of America, or any jurisdiction in which a Paying Agent is located, other than those resulting from, or required to be paid in connection with, the enforcement of the Notes or any other such document or instrument following the occurrence of any Event of Default with respect to the Notes.

     SECTION 4.22 Business Activities. The Parent will not, and the Parent will not permit any of its Restricted Subsidiaries to, directly or indirectly, engage in any line of business other than a Permitted Business, except to such extent as would not be material to the Parent and its Restricted Subsidiaries taken as a whole.

     SECTION 4.23 Payments for Consent. The Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all

Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

     SECTION 4.24 Sale and Leaseback Transactions. The Parent will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Parent may enter into a sale and leaseback transaction if (i) the Parent could have Incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the Fixed Charge Coverage Ratio test set forth in
Section 4.4; (ii) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors of the Parent and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction; (iii) the Parent would be permitted to create a Lien on the property subject to such Sale and Leaseback Transaction without securing the Notes by Section 4.14; and (iv) the transfer of assets in such sale and leaseback transaction is permitted by, and the Parent applies the proceeds of such transaction in compliance with, Section 4.16.

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                                                                              68


                                   ARTICLE V

                             SUCCESSOR CORPORATION

     SECTION V.1    Merger, Consolidation or Sale of Assets. (a) Neither
the Parent nor the Issuer will, directly or indirectly, consolidate or merge with or into (whether or not Parent or the Issuer, as the case may be, is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets on a consolidated basis in one or more related transactions, to another Person unless
(i) the Parent or the Issuer, as the case may be, is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than Parent or the Issuer, as the case may be,) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (such Person, the "Successor Corporation") is a corporation organized or existing under the laws of the United Kingdom, any member of the European Union which has adopted the euro as its national currency, or the United States, any state thereof or the District of Columbia; (ii) the Successor Corporation
assumes all the obligations of the Parent or the Issuer, as the case may be, under the Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately before and after such transaction (and treating any Indebtedness that becomes an obligation of the Successor Corporation or any Subsidiary of the Successor Corporation as a result of such transaction as having been Incurred by the Successor Corporation or such Subsidiary at the time of such transaction) no Default or Event of Default shall have occurred; (iv) except in the case of a merger of the Parent with or into a Restricted Subsidiary of the Parent, the Parent, Issuer or the Successor Corporation (A) will, immediately after such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.4 or (B) will have a Fixed Charge Coverage Ratio, as determined for its most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of such transaction, greater than the Fixed
Charge Coverage Ratio for such entity immediately prior  to such transaction;
(v) each Guarantor (unless it is the other party to the transactions above, in which case clause (ii) shall apply) shall have by supplemental indenture confirmed that its Guarantee shall apply to the obligations of the Successor Corporation under the Notes and this Indenture and its obligations under the Registration Rights Agreement shall continue to be in effect; and (vi) the Parent shall have delivered to the Trustee an opinion of tax counsel reasonably acceptable to the Trustee stating that (A) Holders of the Notes will not recognize income, gain or loss for U.S. federal, U.K. or Dutch income tax purposes as a result of the transaction, (B) any payment of principal, redemption price or purchase price of, premium, if any, interest, Additional Amounts, if any, and Liquidated Damages, if any, on the Notes by the Issuer or the surviving entity, as applicable, to a Holder after the consolidation, merger, conveyance, transfer or lease of assets will be exempt from the Taxes described in Section 4.20 and (C) no other taxes on income, including taxable capital gains, will be payable under the tax laws of the Relevant Taxing Jurisdiction (as defined in Section 4.20) by a Holder who is or who is deemed to be a non-resident of the Relevant Taxing Jurisdiction in respect of the acquisition, ownership or disposition of the Notes, including the receipt of principal of, premium, if any, interest, Additional Amounts, if any, or Liquidated Damages, if any, paid pursuant to the Notes.
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                                                                              69


     (b) For purposes of this Section 5.1, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Parent, which properties and assets, if held by the Parent instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Parent on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Parent.

     SECTION 5.2    Successor Corporation Substituted. The Successor
Corporation will succeed to, and be substituted for, and may exercise every right and power of the Parent or the Issuer, as the case may be, under this Indenture; provided, however, that, in the case of a lease of all or substantially all of its assets, the Parent (under its Guarantee) or the Issuer, as the case may be, will not be released from its obligation to pay the principal of, premium, if any, interest, Additional Amounts, if any, and Liquidated Damages, if any, on the Notes. Notwithstanding the foregoing, either the Parent or the Issuer may merge with an Affiliate incorporated solely for the purpose of reincorporating the Parent or Issuer, as the case may be, in another jurisdiction to realize tax or other benefits.


                                  ARTICLE VI

                             DEFAULT AND REMEDIES

     SECTION VI.1 Events of Default. Wherever used herein with respect to any series of the Notes, "Event of Default" means any one of the following events which shall have occurred and be continuing:

          (i) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes (whether or not prohibited by Section 10.3);

          (ii) default in payment when due of the principal of or premium, if any, on the Notes upon optional redemption, upon required repurchase, upon declaration or otherwise (whether or not prohibited by Section 10.3);

          (iii) failure by the Parent or any of its Restricted Subsidiaries to comply with Section 4.15 or Section 5.1;

          (iv) failure by the Parent or any of its Restricted Subsidiaries for 30 days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes to comply with Section 4.3, Section 4.4 or Section 4.16;

          (v) failure by the Parent or any of its Restricted Subsidiaries for 60 days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes to comply with any of its other agreements in this Indenture or the Notes;
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                                                                              70


          (vi) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Parent or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Parent or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates without duplication $7.5 million or more;

          (vii) failure by the Parent or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $5.0 million (excluding amounts covered by insurance), which judgments are not paid, discharged or stayed for a period of 60 days following entry of the final judgment or order that causes the aggregate amount of all such final judgments or orders outstanding and not paid, discharged or stayed to exceed $5.0 million;

          (viii) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Parent or any of its Significant Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Parent or any of its Significant Subsidiaries or for all or substantially all of the property and assets of the Parent or any of its Significant Subsidiaries or (C) the winding up or liquidation of the affairs of the Parent or any of its Significant Subsidiaries and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days;

          (ix) the Parent or any of its Significant Subsidiaries (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Parent or any of its Significant Subsidiaries or for all or substantially all of the property and assets of the Parent or any of its Significant Subsidiaries or (C) effects any general assignment for the benefit of creditors; and

          (x) except as permitted by this Indenture, any Guarantee shall fail for any reason to come into full force and effect on the Issue Date or shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or the Parent or any other Guarantor, or any Person acting on behalf of any such Guarantor, shall deny or disaffirm its obligations under its Guarantee.

     SECTION VI.2 Acceleration. (a) If an Event of Default (other than an Event of Default specified in clauses (viii) or (ix) of Section 6.1) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Issuer and the Trustee, may declare the principal of, premium, if any, interest and other monetary obligations (including Additional Amounts, if any, and Liquidated Damages, if any) on all the then outstanding Notes to be immediately due and payable. Upon such a declaration, such principal of, premium, if any, accrued and unpaid interest and other monetary obligations on the Notes shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (vi) of Section 6.1 above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (vi) of Section 6.1 shall be remedied or cured by the Parent and/or the relevant Restricted Subsidiaries or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clauses
(viii) or (ix) of Section 6.1 above occurs, the principal of, premium, if any, accrued interest and other monetary obligations on the Notes then outstanding shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

     The Trustee shall have no obligation to accelerate the Notes if in the best judgment of the Trustee acceleration is not in the best interest of the Holders of such Notes.

     (b) In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuer with the intention of avoiding payment of the premium that the Issuer would have had to pay if the Issuer then had elected to redeem the Notes pursuant to Section 3.1, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to June 1, 2005 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuer with the intention of avoiding the prohibition on redemption of the Notes prior to June 1, 2005, then the premium specified in Section 3.1 shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

     SECTION VI.3 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity against the Issuer or any Guarantor to collect the payment of principal of, premium, if any, interest, Additional Amounts, if any, or Liquidated Damages, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

     SECTION VI.4 The Trustee May Enforce Claims Without Possession of Securities. All rights of action and claims under this Indenture or the
Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto.
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                                                                              72


     SECTION VI.5 Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.8, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Notes is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent or subsequent assertion or employment of any other appropriate right or remedy.

     SECTION VI.6 Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders of Notes may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of Notes.

     SECTION VI.7    Waiver of Past Defaults. Subject to Sections 6.10 and
9.2, at any time after a declaration of acceleration with respect to the Notes as described in Section 6.1, the Holders of at least a majority in principal amount of the outstanding Notes by written notice to the Issuer and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if (i) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, interest and other monetary obligations on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. Such waiver shall not excuse a continuing Event of Default in the payment of interest on, or the principal of, such Note held by a non-consenting Holder, or in respect of a covenant or a provision which cannot be amended or modified without the consent of all Holders. In the event of any Event of Default specified in clause (vi) of Section 6.1 above, such Event of Default and all consequences thereof (including, without limitation, any acceleration or resulting payment default) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders of the Notes, if within 60 days after such Event of Default arose (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged, or
(y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default, or (z) if the default that is the basis for such Event of Default has been cured. The Issuer shall deliver to the Trustee an Officers' Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. When a Default or Event of Default is waived, it is cured and ceases.

     SECTION VI.8 Control by Majority. The Holders of not less than a majority in principal amount of the outstanding Notes may, by written notice to the Trustee, direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. Subject to Section 7.1, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of another Holder of Notes, or that may involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction and provided further that the Trustee receives the indemnity referred to in Section 7.1(d).

     SECTION VI.9 Limitation on Suits. A Holder of Notes may not pursue any remedy with respect to this Indenture or the Notes unless:
     (i) the Holder gives to the Trustee written notice of a continuing Event of Default;

     (ii) the Holder or Holders of at least 25% in principal amount of the outstanding Notes make a written request to the Trustee to pursue the remedy;

     (iii) such Holder or Holders offer and, if requested, provide to the Trustee reasonable security or indemnity against any loss, liability or expense;

     (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

     (v) during such 60-day period the Holder or Holders of a majority in principal amount of the outstanding Notes do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

     A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

     SECTION VI.10 Rights of Holders To Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, interest, Additional Amounts, if any, and Liquidated Damages, if any, on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

     SECTION VI.11 Collection Suit by Trustee. If an Event of Default in payment of principal, premium, if any, interest, Additional Amounts, if any, or Liquidated Damages, if any, specified in Section 6.1(i) or (ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer, the Parent or any other Guarantor, their creditors or their property or other obligor on the Notes for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection,
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                                                                              74


including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.7.

     SECTION VI.12 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, accountants and experts) and the Holders allowed in any judicial proceedings relating to the Issuer or the Parent or any of the other Guarantors, their creditors or their property or other obligor on the Notes, its creditors and its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under
Section 7.7. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Notes may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.

     SECTION VI.13 Priorities. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

          First: to the Trustee, the Agents and their agents and attorneys for amounts due under Section 7.7, including payment of all compensation, expense and liabilities Incurred, and all advances made, by the Trustee and the costs and expenses of collection;

          Second: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, interest, Additional Amounts, if any, and Liquidated Damages, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, interest, Additional Amounts, if any, and Liquidated Damages, if any, respectively; and

          Third: to the Issuer (without prejudice to, or liability in respect of, any question as to how such payment to the Issuer shall be dealt with as between the Issuer, each of the Guarantors and any other person).

     The Trustee, upon prior notice to the Issuer, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.13; provided that the failure to give any such notice shall not affect the establishment of such record date or payment date for Holders pursuant to this Section 6.13.

     SECTION VI.14 Restoration of Rights and Remedies. If the Trustee or any Holder of any Note has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, the Guarantors, the Trustee and the Holders of Notes shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders of Notes shall continue as though no such proceeding had been instituted.

     SECTION VI.15 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.15 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.10, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.


                                  ARTICLE VII

                                    TRUSTEE

     SECTION VII.1 Duties of Trustee. (a) If an Event of Default actually known to a Trust Officer of the Trustee has occurred (which has not been cured) the Trustee shall be required in the exercise of its power to use the degree of care of a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under this Indenture at the request of any of the Holders of Notes, unless they shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

     (b) Except during the continuance of an Event of Default actually known to the Trustee:

          (i) The Trustee and the Agents will perform only those duties as are specifically set forth herein and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee or the Agents.

          (ii) In the absence of bad faith on their part, the Trustee and the Agents may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions and such other documents delivered to them pursuant to Section 13.4 hereof furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein).

     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i) This paragraph does not limit the effect of subsection (b) of this
Section 7.1.

          (ii) Neither the Trustee nor Agent shall be liable for any error of judgment made in good faith by a Trust Officer of such Trustee or Agent, unless it is proved that the Trustee or such Agent was negligent in ascertaining the pertinent facts.

          (iii) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.8 or in exercising any trust or power conferred upon the Trustee under this Indenture with respect to the Notes.

     (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise Incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it or it does not receive an indemnity satisfactory to it in its sole discretion against such risk, liability, loss, fee or expense which might be Incurred by it in compliance with such request or direction.

     (e) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to subsections (a),
(b), (c) and (d) of this Section 7.1.

     (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

     (g) Any provision hereof relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.1 and, upon qualification of this Indenture under the TIA, the TIA.

     SECTION VII.2    Rights of Trustee. Subject to Section 7.1:
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                                                                              77


     (a) The Trustee and each Agent may rely conclusively on and shall be protected from acting or refraining from acting based upon any document believed by them to be genuine and to have been signed or presented by the proper person. Neither the Trustee nor any Agent shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent order, approval, appraisal, bond, debenture, note, coupon, security or other paper or document, but the Trustee or its Agent, as the case may be, in its discretion, may make reasonable further inquiry or investigation into such facts or matters stated in such document and if the Trustee or its Agent as the case may be, shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer or any of the Guarantors, at reasonable times during normal business hours, personally or by agent or attorney at the expense of the Issuer or such Guarantor and shall Incur no liability or additional liability of any kind by reason of such inquiry or investigation. The Trustee shall not be deemed to have notice or any knowledge of any matter (including without limitation Defaults or Events of Default) unless a Trust Officer assigned to and working in the Trustee's Corporate Trust Administration has actual knowledge thereof or unless written notice thereof is received by the Trustee, attention: Corporate Trust and Agency Services and such notice references the Notes or the Guarantees generally, the Issuer or any of the Guarantors or this Indenture;

     (b) Any request, direction, order or demand of the Issuer mentioned herein shall be sufficiently evidenced by an Officers' Certificate or Issuer Order and any resolution of the Board of Directors of the Issuer, as the case may be, may be sufficiently evidenced by a Board Resolution;

     (c) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both, from the Issuer or any Guarantor, which shall conform to the provisions of Sections 13.4 and 13.5. Neither the Trustee nor any Agent shall be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

     (d) The Trustee and any Agent may act through their attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee or such Agent) appointed with due care.

     (e) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers conferred upon it by this Indenture; provided, however, that the Trustee's conduct does not constitute willful misconduct, negligence or bad faith.

     (f) The Trustee or any Agent may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.
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                                                                              78



     (g) Subject to Section 9.2 hereof, the Trustee may (but shall not be obligated to), without the consent of the Holders, give any consent, waiver or approval required by the terms hereof, but shall not without the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding (i) give any consent, waiver or approval or (ii) agree to any amendment or modification of this Indenture, in each case, that shall have a material adverse effect on the interests of any Holder. The Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any consent, waiver, approval, amendment or modification shall have a material adverse effect on the interests of any Holder.

     SECTION VII.3 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Parent, its Subsidiaries, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee must comply with Sections 7.10 and 7.11.

     SECTION VII.4 Trustee's Disclaimer. The Trustee and the Agents shall not be responsible for and make no representation as to the validity, effectiveness or adequacy of this Indenture, the Notes or the Guarantees; they shall not be accountable for the Issuer's use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer or upon the Issuer's direction under any provision hereof; it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement or recital herein of the Issuer or any Guarantor, or any document issued in connection with the sale of Notes or the Guarantees or any statement in the Notes other than the Trustee's certificate of authentication.

     SECTION VII.5 Notice of Default. If an Event of Default occurs and is continuing and a Trust Officer of the Trustee receives written notice of such event, the Trustee shall mail to each Holder, as their names and addresses appear on the list of Holders described in Section 2.5, notice of the uncured Default or Event of Default within 90 days after the Trustee receives such notice. Except in the case of a Default or Event of Default in payment of principal of or interest on any Note, including the failure to make payment on
(i) the Change of Control Payment Date pursuant to a Change of Control Offer or
(ii) the Asset Sale Purchase Date pursuant to an Asset Sale Offer, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of the Holders.

     SECTION VII.6    Report by Trustee to Holders. This Section 7.6 shall
not be operative as a part of this Indenture until this Indenture is qualified under the TIA, and, until such qualification, this Indenture shall be construed as if this Section 7.6 were not contained herein.
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                                                                              79



     Within 60 days after each May 30 beginning with May 30, 2001, the Trustee shall, to the extent that any of the events described in TIA Section 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b), 313(c) and 313(d).

     A copy of each report at the time of its mailing to Holders shall be mailed to the Issuer and filed with the SEC and each securities exchange, if any, on which the Notes are listed.

     The Issuer shall promptly notify the Trustee if subsequent to the date hereof the Notes become listed on any securities exchange or of any delisting thereof.

     SECTION VII.7 Compensation and Indemnity. The Issuer shall pay to the Trustee from time to time such compensation as the Issuer and the Trustee shall from time to time agree in writing for its acceptance of this Indenture and services hereunder. The Trustee's and the Agents' compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances (including reasonable fees and expenses of counsel) Incurred or made by it in addition to the compensation for their services, except any such disbursements, expenses and advances as may be attributable to the Trustee's or any Agent's own negligence or willful misconduct. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's and Agents' accountants, experts and counsel and any taxes or other expenses Incurred by a trust created pursuant to Section 8.4 hereof.

     The Issuer and each Guarantor shall jointly and severally indemnify each of the Trustee, any predecessor Trustee and the Agents for, and hold them harmless against, any and all loss, damage, claim, expense or liability including taxes (other than taxes based on the income of the Trustee) Incurred by the Trustee or an Agent without negligence or willful misconduct on its part in connection with acceptance of administration of this trust and its duties under this Indenture, including the reasonable expenses and attorneys' fees and expenses of defending itself against any claim of liability arising hereunder. The Trustee and the Agents shall notify the Issuer and each Guarantor promptly of any claim asserted against the Trustee or such Agent for which it may seek indemnity. However, the failure by the Trustee or the Agent to so notify the Issuer and each Guarantor shall not relieve the Issuer and each Guarantor of its obligations hereunder. The Issuer shall defend the claim and the Trustee or such Agent shall cooperate in the defense (and may employ its own counsel reasonably satisfactory to the Trustee) at the Issuer's and/or each Guarantor's expense. The Trustee or such Agent may have separate counsel and the Issuer and/or each Guarantor shall pay the reasonable fees and expenses of such counsel. Neither the Issuer nor any Guarantor need pay for any settlement made without its written consent, which consent shall not be unreasonably withheld. Neither the Issuer nor any Guarantor need reimburse any expense or indemnify against any loss or liability Incurred by the Trustee or such Agent as a result of the violation of this Indenture by the Trustee or such Agent if such violation arose from the Trustee's or such Agent's negligence or bad faith.

     To secure the Issuer's payment obligations in this Section 7.7, the Trustee and the Agents shall have a senior Lien prior to the Notes against all money or property held or collected by the Trustee and the Agents, in its capacity as Trustee or Agent, except money or property held in trust to pay principal or premium, if any, or interest or Additional Amounts, if any, or Liquidated Damages, if any, on particular Notes.

     When the Trustee or an Agent Incurs expenses or renders services after an Event of Default specified in Section 6.1(viii) or Section 6.1(ix) occurs, the expenses (including the reasonable fees and expenses of its agents and counsel) and the compensation for the services shall be preferred over the status of the Holders in a proceeding under any bankruptcy law and are intended to constitute expenses of administration under any bankruptcy law. The Issuer's and each Guarantor's respective obligations under this Section 7.7 and any claim arising hereunder shall survive the termination of this Indenture, the resignation or removal of any Trustee or Agent, the discharge of the Issuer's or any Guarantor's respective obligations pursuant to Article VIII and any rejection or termination under any bankruptcy law.

     SECTION VII.8 Replacement of Trustee. The Trustee may resign at any time by so notifying the Issuer in writing. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Issuer and the Trustee in writing and may appoint a successor Trustee with the Issuer's consent. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this section. The Issuer may remove the Trustee if:

          (i)  the Trustee fails to comply with Section 7.10;

          (ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any bankruptcy law;

          (iii) a receiver or other public officer takes charge of the Trustee or its property; or

          (iv) the Trustee becomes incapable of acting with respect to its duties hereunder.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may, with the Issuer's consent, appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Immediately after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.7, all property held by it as Trustee to the successor Trustee, subject to the Lien provided in Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of at least 10% in principal amount of the then outstanding Notes may petition at the expense of the Issuer any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee after written request by any Holder who has been a Holder for at least six months fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Issuer's and each of the Guarantor's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee and the Issuer shall pay to any replaced or removed Trustee all amounts owed under Section 7.7 upon such replacement or removal.

     SECTION VII.9 Successor Trustee by Merger, Etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by consolidation, merger or conversion to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

     SECTION VII.10 Corporate Trustee Required; Eligibility. There shall be at all times a Trustee hereunder which shall be eligible to act as Trustee under the TIA and shall have a combined capital and surplus of at least U.S.$50,000,000 and have its Corporate Trust Office in the Borough of Manhattan, The City of New York. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of a Federal, State or District of Columbia supervising or examining authority within the United States of America, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

     SECTION VII.11 Disqualification; Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of the TIA, the Trustee shall eliminate such conflict within 90 days, and if it does not do so, it must apply to the SEC for permission to continue or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA and this Indenture.

     SECTION VII.12 Preferential Collection of Claims Against Issuer or any of the Guarantors. The Trustee, in its capacity as Trustee hereunder, shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                 ARTICLE VIII

                    SATISFACTION AND DISCHARGE OF INDENTURE

     SECTION VIII.1 Option To Effect Legal Defeasance or Covenant Defeasance. The Issuer may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, with respect to the Notes, elect to have either Section 8.2 or 8.3 be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

     SECTION VIII.2 Legal Defeasance and Discharge. Upon the Issuer's exercise under Section 8.1 of the option applicable to this Section 8.2, the Issuer shall be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Issuer shall be deemed to have paid and discharged all its Obligations relating to the outstanding Notes and all Obligations of the Parent and the other Guarantors discharged with respect to the outstanding Notes and Guarantees and the Notes shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.6, Section 8.8 and the other Sections of this Indenture referred to below in this Section 8.2, and to have satisfied all of their other obligations under such Notes and this Indenture and cured all then existing Events of Default (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, interest, Additional Amounts, if any, and Liquidated Damages, if any, on such Notes when such payments are due or on the Redemption Date solely out of the trust created pursuant to this Indenture; (b) the Issuer's obligations with respect to Notes concerning issuing temporary Notes, or, where relevant, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust; (c) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer's obligations in connection therewith; and (d) this Article VIII and the obligations set forth in
Section 8.6 hereof.

     Subject to compliance with this Article VIII, the Issuer may exercise its option under Section 8.2 notwithstanding the prior exercise of its option under
Section 8.3 with respect to the Notes.

     SECTION VIII.3 Covenant Defeasance. Upon the Issuer's exercise under Section 8.1 of the option applicable to this Section 8.3, the Issuer and the Parent shall be released from any obligations under the covenants contained in Sections 4.3, 4.4, 4.10, 4.12, 4.13, 4.14, 4.15, and 4.16 hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes, the Issuer and the Parent may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or Event of Default under clause (v) of
Section 6.1, nor shall any event referred to in clauses (vi) or (vii) of Section
6.1 thereafter constitute a Default or Event of Default, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

     SECTION VIII.4 Conditions to Legal or Covenant Defeasance. The following shall be the conditions to the application of either Section 8.2 or
Section 8.3 to the outstanding Notes:

          (i) the Issuer must irrevocably deposit, or cause to be irrevocably deposited, with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in euros, Government Securities or European Government Obligations or a combination thereof in such amounts as will be sufficient, in the opinion of an internationally recognized firm of independent public accountants, to pay the principal of, premium, if any, interest, Additional Amounts, if any, and Liquidated Damages, if any, due on the outstanding Notes on the stated maturity date or on the applicable Redemption Date, as the case may be, of such principal, premium, if any, interest, Additional Amounts, if any, and Liquidated Damages, if any, due on the outstanding Notes, and the Issuer must specify whether the Notes are being defeased to maturity or to a particular redemption date;

          (ii) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee (A) an Opinion of Counsel in the United States, the Netherlands, or the U.K., as appropriate, reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, (1) the Issuer has received from, or there has been published by, the U.S. Internal Revenue Service a ruling or (2) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (iii) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee (A) an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred and (B) an Opinion of Counsel in The Netherlands reasonably acceptable to the Trustee to the effect that (1) Holders will not recognize income, gain or loss for Netherlands income tax purposes as a result of such Covenant Defeasance and will be subject to Netherlands income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred and (2) payments from the defeasance trust will be free and exempt from any and all withholding and other income taxes of whatever nature imposed or levied by or on behalf of The Netherlands or any political subdivision thereof or therein having the power to tax;

          (iv) no Default or Event of Default shall have occurred and be continuing with respect to certain Events of Default on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

          (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument to which the Parent or any of its Restricted Subsidiaries is a party or by which the Parent or any of its Restricted Subsidiaries is bound;

          (vi) the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that, subject to customary assumptions and exclusions, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally under any applicable Netherlands and U.S. federal or state law, and that the Trustee has a perfected security interest in such trust funds for the ratable benefit of the Holders;

          (vii) the Issuer shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders over the other creditors of the Issuer, the Parent or the other Guarantors or with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer, the Parent or the other Guarantors; and

          (viii) the Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel (which opinion of counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

     SECTION VIII.5    Satisfaction and Discharge of Indenture. This
Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder when (a) either (i) all such Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from the trust) have been delivered to the Paying Agent for cancellation; or
(ii) (A) all such Notes not theretofore delivered to such Paying Agent for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Issuer has irrevocably deposited or caused to be deposited with such Paying Agent as trust funds in trust an amount of money sufficient to pay and discharge the entire Indebtedness on such Notes not theretofore delivered to the Paying Agent for cancellation, for principal, premium, if any, and accrued and unpaid interest, Additional Amounts, if any, and Liquidated Damages, if any, on the Notes to the date of deposit together with irrevocable instructions from the Issuer directing the Paying Agent to apply such money to the payment of those amounts at maturity or redemption, as applicable; and (b) the Issuer has paid, or caused to be paid, all other sums payable by it under this Indenture. In addition, the Issuer must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

     SECTION VIII.6 Survival of Certain Obligations. Notwithstanding the satisfaction and discharge of this Indenture and of the Notes referred to in
Section 8.1, 8.2, 8.3, 8.4 or 8.5, the respective obligations of the Issuer, the Parent and the other Guarantors and the Trustee under Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.10, 2.11, 2.12, 2.13, 2.14, 4.1, 4.2, 4.5, 4.21, 6.10, Article
VII, 8.7, 8.8, 8.9 and 8.10 shall survive until the Notes are no longer outstanding, and thereafter the obligations of the Issuer, the Parent, the other Guarantors and the Trustee under Sections 7.7, 8.7, 8.8, 8.9 and 8.10 shall survive. Except as provided above, nothing contained in this Article VIII shall abrogate any of the obligations or duties of the Trustee under this Indenture.

     SECTION VIII.7    Acknowledgment of Discharge by Trustee. Subject to
Section 8.10, after (i) the conditions of Section 8.4 or 8.5 have been satisfied, (ii) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer and (iii) the Issuer has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (i) above relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon written request shall acknowledge in writing the discharge of all of the Issuer's obligations under this Indenture except for those surviving obligations specified in this Article VIII.

     SECTION VIII.8 Application of Trust Moneys. All cash in euros, Government Securities and European Government Obligations deposited with the Trustee pursuant to Section 8.4 or 8.5 in respect of Notes shall be held in trust and applied by it, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of the Notes of all sums due and to become due thereon for principal, premium, if any, interest, Additional Amounts, if any, and Liquidated Damages, if any, but such money need not be segregated from other funds except to the extent required by law.

     The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Securities or the European Government Obligations deposited pursuant to Section 8.4 or 8.5 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes.

     SECTION VIII.9 Repayment to the Issuer; Unclaimed Money. The Trustee and any Paying Agent shall promptly pay or return to the Issuer upon Issuer Order any cash or Government Securities held by them at any time that are not required for the payment of the principal of, premium, if any, interest, Additional Amounts, if any, and Liquidated Damages, if any, on the Notes for which cash, Government Securities or European Government Obligations have been deposited pursuant to Section 8.4 or 8.5.

     Any money held by the Trustee or any Paying Agent under this Article, in trust for the payment of the principal of, premium, if any, interest, Additional Amounts, if any, and Liquidated Damages, if any, on any Note and remaining unclaimed for two years after such principal, premium, if any, interest, Additional Amounts, if any, and Liquidated Damages, if any, has become due and payable shall be paid to the Issuer upon Issuer Order or if then held by the Issuer shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer give notice to the Holders or cause to be published notice once, in a leading newspaper having a general circulation in New York City, which is expected to be The Wall Street Journal, a leading newspaper having a general circulation in London, which is expected to be the Financial Times, and, so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, a newspaper having a general circulation in Luxembourg, which is expected to be the Luxemburger Wort, or in the case of Definitive Notes, mail to Holders by first-class mail, postage prepaid, at their respective addresses as they appear on the registration books of the Registrar, that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification, any unclaimed balance of such money then remaining will be repaid to the Issuer.

     SECTION VIII.10 Reinstatement. If the Trustee or Paying Agent is unable to apply any cash, Government Securities or European Government Obligations, as applicable, in accordance with Section 8.2, 8.3, 8.4 or 8.5 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.2, 8.3, 8.4 or 8.5 until such time as the Trustee or Paying Agent is permitted to apply all such cash, Government Securities or European Government Obligations in accordance with Section 8.2, 8.3, 8.4 or 8.5; provided, however, that if the

Issuer has made any payment of interest on, premium, if any, principal, Additional Amounts, if any, and Liquidated Damages, if any, of any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities, as applicable, held by the Trustee or Paying Agent.


                                  ARTICLE IX

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

     SECTION IX.1    Without Consent of Holders of Notes. Notwithstanding
Section 9.2 hereof, the Issuer, the Parent, the other Guarantors and the Trustee together may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note (i) to cure any ambiguity, omission, defect or inconsistency, (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes, (iii) to provide for the assumption of the Issuer's, the Parent's or any other Guarantor's obligations to Holders of such Notes in order to comply with Article V, (iv) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under this Indenture of any such Holder in the good faith judgement of the Board of Directors of the Parent, (v) to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer, the Parent or the other Guarantors, (vi) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act, (vii) to provide for the issuance of the New Notes, (viii) to add Guarantors with respect to the Notes or the Guarantees, or (ix) to secure the Notes or the Guarantees. The consent of the Holders is not necessary under this Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

     Upon the request of the Issuer, the Parent or the other Guarantors accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.6, the Trustee shall join with the Issuer, the Parent and the other Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture which adversely affects its own rights, duties or immunities hereunder or otherwise.

     SECTION IX.2 With Consent of Holders of Notes. Except as set forth below and in Section 9.1, the Issuer, the Parent, the other Guarantors and the Trustee may amend or supplement this Indenture or the Notes or any amended or supplemental indenture with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes), and any existing Default or Event of Default and its consequences or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes). However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder of Notes): (i) reduce the principal amount of the Notes whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any such Note or alter or waive the provisions with respect to the redemption of the Notes with respect to the timing or amount of payment thereof, (iii) reduce the rate of or change the time for payment of interest on any Note, (iv) waive a Default or Event of Default in the payment of principal of, premium, if any, interest, Additional Amounts, if any, or Liquidated Damages, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of either series of such Notes and a waiver of the payment default that resulted from the acceleration with respect to such series of Notes) or in respect of a covenant or provision contained in this Indenture which cannot be amended or modified without the consent of all Holders, (v) make any Note payable in money other than that stated in the Notes, (vi) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of the Notes to receive payments of principal, premium, if any, interest, Additional Amounts, if any, or Liquidated Damages, if any, on such Notes, (vii) waive a redemption payment with respect to any Note (other than a payment required by Section 4.15 or Section 4.16), (viii) make any change in the amendment and waiver provisions contained in this Indenture, (ix) make any change in paragraph 3 of the Initial Notes or paragraph 2 of the New Notes that adversely affects the rights of any Holder of the Notes, (ix) amend the terms of the Notes or this Indenture in a way that would result in the loss of an exemption from any of the Taxes described thereunder or an exemption from any obligation to withhold or deduct Taxes as described thereunder unless the Issuer agrees to pay Additional Amounts, if any, in respect thereof or (x) impair the right of any Holder of the Notes to receive payment of principal of, interest, Liquidated Damages, if any, on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes.

     Upon the request of the Issuer, the Parent and the other Guarantors, accompanied by a Board Resolution from each of them authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in
Section 9.6, the Trustee shall join with the Issuer, the Parent and the other Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture adversely affects the Trustee's own rights,
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                                                                              90



duties or immunities hereunder or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

     It shall not be necessary for the consent of the Holders of Notes under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this Section becomes effective, the Issuer shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

     SECTION IX.3 Compliance with TIA. From the date on which this Indenture is qualified under the TIA, every amendment, waiver or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

     SECTION IX.4 Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note.
However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder of a Note.

     The Issuer may fix a record date for determining which Holders of the Notes must consent to such amendment, supplement or waiver. If the Issuer fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders of Notes furnished to the Trustee prior to such solicitation pursuant to
Section 2.5 or (ii) such other date as the Issuer shall designate.

     SECTION IX.5 Notation on or Exchange of Notes. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

     Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.
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     SECTION IX.6    Trustee To Sign Amendments, Etc. The Trustee shall
execute any amendment, supplement or waiver authorized pursuant to this
Article IX; provided, however, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which adversely affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive indemnity reasonably satisfactory to it, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate of the Issuer and/or any Guarantor each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article IX is authorized or permitted by this Indenture and constitutes the legal, valid and binding obligations of the Issuer, the Parent and the other Guarantors enforceable in accordance with its terms. Such Opinion of Counsel shall not be an expense of the Trustee.


                                   ARTICLE X

                                 SUBORDINATION

          SECTION 10.1 Agreement To Subordinate. The Issuer agrees, and each Holder of Notes by accepting a Note agrees, that the Indebtedness evidenced by, and all other obligations in respect of, the Notes are subordinated in right of payment, to the extent and in the manner provided in this Article X, to the prior payment of all Senior Debt and that the subordination is for the benefit of and enforceable by the holders of Senior Debt. The Notes shall in all respects rank pari passu with all other Senior Subordinated Debt of the Issuer and only Indebtedness that is Senior Debt will rank senior to the Notes in accordance with the provisions set forth herein. All provisions of this Article X shall be subject to Section 10.12.

          SECTION 10.2 Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of the Issuer to creditors upon a total or partial liquidation or a total or partial dissolution of the Issuer or in a reorganization, bankruptcy, insolvency, receivership or similar proceeding relating to the Issuer or its properties or an assignment for the benefit of creditors or any marshaling of the Issuer's assets or liabilities:

          (1) holders of Senior Debt shall be entitled to receive payment in full in cash or Cash Equivalents of all Obligations due in respect of Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt) before Holders shall be entitled to receive any payment of principal of, premium, if any, interest (including interest accruing after the commencement of any such proceeding at the rate specified in the applicable Senior Debt), Additional Amounts, if any, and Liquidated Damages, if any, with respect to the Notes from the Issuer; and

          (2) until the Senior Debt is paid in full in cash or Cash Equivalents, any payment or distribution to which Holders of Notes would be entitled but for this Article X shall be made to holders of Senior Debt, as their respective interests may
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                                                                              92


     appear (except that Holders of Notes may receive and retain (i) Permitted Junior Securities and (ii) payments made from the trust described in
     Article VIII).

          SECTION 10.3 Default on Senior Debt. The Issuer shall not pay the principal of, premium, if any, interest, Additional Amounts, if any, and Liquidated Damages, if any, in respect of the Notes or make any deposit pursuant to Section 8.2 or repurchase or redeem or otherwise retire any Notes (collectively, "pay the Notes") (except that Holders of Notes may receive and retain (i) Permitted Junior Securities and (ii) payments made from the trust described in Article VIII) if (1) a default in the payment of the principal of, premium, if any, interest, additional amounts, if any, and liquidated damages, if any, on Designated Senior Debt occurs and is continuing beyond any applicable period of grace or (2) any other default occurs and is continuing with respect to Designated Senior Debt that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the agent or Representative of any Designated Senior Debt. Payments on the Notes may and shall be resumed (a) in the case of a default set forth in clause (1) above, upon the date on which such default is cured on waived and (b) in case of a default set forth in clause (2) above, 179 days after the date on which the applicable Payment Blockage Notice is received (or earlier if such period of payment blockage is terminated (i) by written notice to the Trustee and the Issuer from the Person or Persons who gave such Payment Blockage Notice, (ii) because the default giving rise to such Payment Blockage Notice is no longer continuing or (iii) because such Designated Senior Debt has been repaid in full in cash or Cash Equivalents); provided, however, that, if the maturity of any Designated Senior Debt has been accelerated by the holders thereof, payments on the Notes may not be resumed by the Issuer notwithstanding that the conditions set forth in clauses (a) or (b) above may have been satisfied. No new period of payment blockage may be commenced unless and until (i) 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and
(ii) all scheduled payments of principal of, premium, if any, interest, Additional Amounts, if any, and Liquidated Damages, if any, on the Notes that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been waived for a period of not less than 180 days.

          SECTION 10.4   Acceleration of Payment of Notes. If payment of
the Notes is accelerated because of an Event of Default, the Issuer and the Trustee shall promptly notify the holders of the Designated Senior Debt (or their Representatives) of the acceleration; provided, however, that the Issuer and the Trustee shall be obligated to notify such a Representative only if such Representative has delivered or caused to be delivered to the Issuer or the Trustee an address for service of such a notice (and the Issuer and the Trustee shall only be obligated to deliver the notice to the address so specified). If any Designated Senior Debt is outstanding, the Issuer shall not pay the Notes until five Business Days after the holders or Representative(s) of such Designated Senior Debt
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                                                                              93


receive notice of such acceleration and, thereafter, may pay the Securities only if this Article X otherwise permits payments at that time.

          SECTION 10.5 When Distribution Must Be Paid Over. If a distribution is made to Holders of Notes by the Issuer that because of this
Article X should not have been made to them, the Holders who receive the distribution shall hold it in trust for holders of Senior Debt and promptly pay it over to them as their respective interests may appear.

          SECTION 10.6 Subrogation. After all Senior Debt is paid in full and until the Notes are paid in full, Holders of Notes shall be subrogated to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt. A distribution made under this Article X to holders of Senior Debt which otherwise would have been made to Holders of Notes is not, as between the Issuer and Holders, a payment by the Issuer of Senior Debt.

          SECTION 10.7 Relative Rights. This Article X defines the relative rights of Holders of Notes and holders of Senior Debt. Nothing in this Indenture shall:

          (1) impair, as between the Issuer and Holders, the obligation of the Issuer which is absolute and unconditional, to pay principal, premium, if any, interest, Liquidated Damages, if any, and Additional Amounts, if any, on the Notes in accordance with their terms; or

          (2) prevent the Trustee or any Holder from exercising its available remedies against the Issuer upon a Default or Event of Default, subject to the rights of holders of Senior Debt to receive distributions otherwise payable to Holders of Notes.

          SECTION 10.8  Subordination May Not Be Impaired by Issuer. No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Issuer or by the failure of any of them to comply with this Indenture.
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                                                                              94


          SECTION 10.9  Rights of Trustee and Paying Agent. Notwithstanding
Section 10.3, the Trustee or Paying Agent may continue to make payments on the Notes and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives notice in writing satisfactory to it that payments may not be made under this Article X. The Issuer, the Parent, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Debt may give the notice; provided, however, that, if an issue of Senior Debt has a Representative, only the Representative may give the notice.

          The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article X with respect to any Senior Debt which may at any time be held by it, to the same extent as any other holder of Senior Debt; and nothing in Article VII shall deprive the Trustee of any of its rights as such holder. Nothing in this
Article X shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.7.

          SECTION 10.10 Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative (if any).

          SECTION 10.11 Article X Not To Prevent Events of Default or Limit Right To Accelerate. The failure to make a payment in respect of the Notes, by reason of any provision in this Article X, shall not be construed as preventing the occurrence of a Default or Event of Default. Nothing in this
Article X shall have any effect on the right of the Holders of Notes or the Trustee to accelerate the maturity of the Notes.

          SECTION 10.12 Trust Moneys Not Subordinated. Notwithstanding anything contained herein to the contrary, payments in euros or from the proceeds of Government Securities or European Government Obligations held in trust under Article VIII by the Trustee for the payment of principal of premium, if any, interest, Additional Amounts, if any, and Liquidated Damages, if any, on the Notes shall not be subordinated to the prior payment of any Senior Debt or subject to the restrictions set forth in this Article X, and none of the Holders shall be obligated to pay over any such amount to the Issuer, any holder of Senior Debt, or any other creditor of the Issuer.

          SECTION 10.13 Trustee Entitled To Rely. Upon any payment or distribution pursuant to this Article X, the Trustee and the Holders of Notes shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 10.2 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the
Holders of Notes or (iii) upon the representatives for the holders of Senior
Debt for the purpose of ascertaining the Persons entitled to participate in such
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                                                                              95


payment or distribution, the holders of Senior Debt and other Indebtedness of the Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article X. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Dept to participate in any payment or distribution pursuant to this Article X, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this
Article X, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.1 and 7.2 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article X.

          SECTION 10.14 Trustee To Effectuate Subordination. Each Holder of Notes by accepting a Note authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders of Notes and the holders of Senior Debt as provided in this Article X and appoints the Trustee as attorney-in-fact for any and all such purposes.

          SECTION 10.15  Trustee Not Fiduciary for Holders of Senior Debt.
The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or the Issuer or any other Person, money or assets to which any holders of Senior Debt shall be entitled by virtue of this
Article X or otherwise.

          SECTION 10.16 Reliance by Holders of Senior Debt on Subordination Provisions. Each Holder of Notes by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Debt, whether such Senior Debt was created or acquired before or after the issuance of the Notes, to acquire, or to continue to hold, such Senior Debt and such holder of Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt.

                                  ARTICLE XI

                                  GUARANTEES

     SECTION 11.1 Full and Unconditional Guarantee. Each Guarantor hereby fully, unconditionally, irrevocably and jointly and severally (a) guarantees as principal obligor to each Holder of a Note authenticated by the Trustee or the Authenticating Agent and to the Trustee and its successors and assigns the full and prompt performance of all of the Issuer's Obligations under this Indenture and the Notes, including the payment of principal of, and premium, if any, interest, Liquidated Damages, if any, and Additional Amounts, if any, on the Notes, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, interest on any overdue principal of, and premium, if any, interest, Liquidated Damages, if any, and Additional Amounts, if any, on the Notes and all other Obligations of the Issuer to the Holders and the Trustee hereunder and under the Notes, (b) undertakes with the Holders and the Trustee that if and each time that the Issuer shall be in default of its Obligations or any of them the Guarantor will on demand from the Trustee or any Holder make good the default and pay such sum as if the Guarantor instead of the Issuer were expressed to be the primary obligor, together with interest thereon at the rate per annum from time to time payable by the Issuer on such sum from the date when such sum becomes payable by the Guarantor hereunder until payment of such sum in full and (c) agrees to indemnify each Holder and the Trustee against any loss incurred by such Holder or the Trustee arising out of the non-payment, invalidity or unenforceability of the Issuer's Obligations, in each case, all in accordance with the terms hereof and thereof (the obligations as set forth in clauses (a), (b) and (c) of this paragraph shall, with respect to each Guarantor, be referred to herein as a "Guarantee" and, collectively, as the "Guarantees").

          Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder or the Trustee with respect to any provisions hereof or thereof, in each case as set forth in detail below, and irrespective of the recovery of any judgment against the Issuer or another Guarantor or other Guarantors, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

          Each Guarantee is a continuing guarantee and shall extend to the ultimate balance of the Issuer's Obligations.

          The liability of each Guarantor shall not be prejudiced, affected or diminished by any act, omission, circumstance, matter or thing which but for this provision might operate to release or otherwise exonerate the Guarantor from its Guarantee Obligations in whole or in part, including without limitation and whether or not known to the Guarantor, the Trustee or any Holder: (a) any time or waiver granted to or composition with the Issuer or any other person;
(b) the taking, variation, compromise, renewal or release of or refusal or neglect to perfect or enforce any rights, remedies or securities against the Issuer or any other person; (c) any legal limitation, disability, incapacity or other circumstances relating to the Issuer or the death, bankruptcy, liquidation or change in the name or constitution of the Issuer, another Guarantor or any other person; (d) any
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                                                                              97


variation or extension, any increase, exchange, acceleration, renewal, surrender, release or loss of or failure to perfect any security or of any non-presentment or non-observance of any formality in respect of any instruments; and (e) any irregularity, unenforceability, invalidity or frustration of the Issuer's Obligations or of any obligations of any other person or security, to the intent that each Guarantor's Obligations hereunder shall remain in full force and its Guarantee be construed accordingly as if there were no such irregularity, unenforceability, invalidity or frustration.

          Each Guarantor waives any right it may have of first requiring the Holders or the Trustee to proceed against or enforce any other rights or security of or claim payment from the Issuer or any other person before claiming from the Guarantor hereunder. Accordingly, each Guarantor agrees that, in the event of a default by the Issuer in the payment of any of its Obligations under the Notes, the holders of the Notes may institute legal proceedings directly against such Guarantor without first proceeding against the Issuer.

          Until all of the Issuer's Obligations have been irrevocably paid and discharged in full, the Holders and the Trustee may: (a) refrain from applying or enforcing any other security, moneys or rights held or received by them in respect of such amounts or apply and enforce the same in such manner and order as they see fit (whether against such amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and (b) place in a suspense account (without liability to pay interest thereon) any moneys received from a Guarantor or on account of a Guarantor's liability hereunder.

          Until the Issuer's Obligations have been irrevocably paid in full, no Guarantor shall by virtue of any payment made, security realized or moneys received for or on account of the Guarantor's liability hereunder: (a) be subrogated to any rights, security or moneys held, received or receivable by any of the Holders or the Trustee or be entitled to any right of contribution; (b) be entitled and shall not claim to rank as creditor against the estate or in the bankruptcy or liquidation of the Issuer in competition with the Holders and/or the Trustee; (c) receive, claim or have the benefit of any payment, distribution or security from or on account of the Issuer or exercise any right of set-off against the Issuer or any other person or claim the benefit of any security or moneys held by or for the account of the Holders and/or the Trustee, and the Holders and the Trustee shall be entitled to apply any such security and moneys as they see fit.

          Each Guarantee shall be in addition to and shall not in any way be prejudiced by any other guarantee or security now or hereafter held by the Holders or the Trustee. The Holders' and Trustee's rights hereunder are in addition to and not exclusive of those provided by law.

          A certificate of the Trustee as to any amount owing from the Issuer hereunder shall be conclusive evidence of such amount as against the Guarantors. No Guarantor will hold any security from the Issuer in respect of the
Guarantor's liability hereunder.
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                                                                              98


          Payments to be made by a Guarantor hereunder shall be made in immediately available funds in the same currency in which the corresponding Obligations are payable by the Issuer to such account as the Trustee may specify.

          Each Guarantor hereby covenants that its Guarantee will not be discharged except by complete performance of all obligations contained in the Notes, this Indenture and the Guarantees. If any Holder or the Trustee is required by any court or otherwise to return to the Issuer or any custodian, trustee, administrator, liquidator or other similar official acting in relation to the Issuer, any amount paid by the Issuer to the Trustee or such Holder, the Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect.

     SECTION 11.2 Limitation on Liability; Merger, Consolidation or Sale of Assets. The obligations of each Guarantor hereunder will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any guarantees under the Credit Facilities) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the Obligations of such other Guarantor under its Guarantee or pursuant to its contribution Obligations under this Indenture, result in the Obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law.

     Subject to Section 5.1, no Restricted Subsidiary which is a Guarantor (a "Subsidiary Guarantor") may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or a series of related transactions to, another Person whether or not affiliated with such Subsidiary Guarantor unless (i) subject to clause (ii) of Section 11.4 below, the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made, assumes all the obligations of such Subsidiary Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee under the Notes and this Indenture; and (ii) immediately after giving effect to such transaction, no Default or Event of Default exists. The Person formed by or surviving such consolidation or merger (if other than the Subsidiary Guarantor) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will, subject to applicable law, succeed to, and be substituted for, and may exercise every right and power of, such Subsidiary Guarantor under this Indenture; provided, that, in the case of a lease of all or substantially all of its assets, such Subsidiary Guarantor will not be released from its obligation under its Guarantee to pay the principal of, premium, if any, interest, Additional Amounts, if any, and Liquidated Damages, if any, on the Notes in the event of a default as described above.

     SECTION 11.3 Severability. In case any provision of the Guarantees shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 11.4 Release of a Guarantor. The Guarantee of any Guarantor (and of any other Guarantor which is a Subsidiary of such Guarantor), other than, with respect to items 1, 2, 3 and 5 below, the Parent, will be released without any further action required on the part of the Trustee or any Holder:

     (i) in the event that all the Capital Stock of such Guarantor is sold to a Person or Persons that are not Affiliates of the Issuer pursuant to an enforcement of the security over the Capital Stock of such Guarantor under the applicable security agreements securing Obligations under the Credit Facilities, immediately upon the sale of the Capital Stock of such Guarantor so long as such Guarantor is simultaneously unconditionally released from its guarantee obligations in respect of the Credit Facilities (other than as a result of payment under such guarantee);

     (ii) if no Default or Event of Default exists or would exist under this Indenture, concurrently with any other sale or disposition (by merger or otherwise) of such Guarantor (other than a transaction subject to the provisions of Section 5.1 or 11.2) in compliance with the terms of this Indenture, by the Parent or any Restricted Subsidiary of the Parent to any Person that is not an Affiliate of the Parent or any Restricted Subsidiary of the Parent, so long as
(a) such Guarantor is simultaneously unconditionally released from its guarantee obligations in respect of the Credit Facilities (other than as a result of payment under such guarantee) and (b) the proceeds from such sale or disposition are used for the purposes permitted by Section 4.16;

     (iii) in the event that the lenders under the Credit Facilities release such Guarantor from its guarantee obligations under the Credit Facilities (other than as a result of payment under such guarantee);

     (iv) upon Legal Defeasance or Covenant Defeasance; or

     (v) when the Parent designates such Guarantor as an Unrestricted Subsidiary of the Parent in compliance with the terms of this Indenture.

          The Trustee shall, at the sole cost and expense of the Issuer, and upon receipt at the request of the Trustee of an Opinion of Counsel from the Issuer that the provisions of this Section 11.4 have been complied with, deliver an appropriate instrument evidencing such release upon receipt of an Issuer Order accompanied by an Officers' Certificate from the Issuer certifying as to compliance with this Section 11.4.

     SECTION 11.5 No Subrogation. Notwithstanding any payment or payments made by each Guarantor hereunder, no Guarantor shall be entitled to be subrogated to any of the rights of the Trustee or any Holder against the Parent or any other Guarantor or any collateral security or guarantee or right of offset held by the Trustee or any Holder for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Parent or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Trustee and the Holders by the Parent on account of the Obligations under the Guarantees are paid in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations under the Guarantees shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Trustee in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Trustee, if required), to be applied against such unpaid Obligations.

     SECTION 11.6 Right of Contribution. Each Guarantor hereby agrees that to the extent that any Guarantor shall have paid more than its proportionate share of any payment made on the Obligations under the Guarantees, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor which has not paid its proportionate share of such payment. Each Guarantor's right of contribution shall be subject to the terms and conditions of Section 4.13. The provisions of this Section 11.6 shall in no respect limit the obligations and liabilities of each Guarantor to the Trustee and the Holders and each Guarantor shall remain liable to the Trustee and the Holders for the full amount guaranteed by such Guarantor hereunder.


                                  ARTICLE XII

                          SUBORDINATION OF GUARANTEES

          SECTION 12.1 Agreement To Subordinate. Each Guarantor agrees, and each Holder of Notes by accepting a Note agrees, that the Indebtedness evidenced by, and all other obligations in respect of, the Guarantees are subordinated in right of payment, to the extent and in the manner provided in this Article XII, to the prior payment of all Guarantor Senior Debt of the applicable Guarantor and that the subordination is for the benefit of and enforceable by the holders of Guarantor Senior Debt of the applicable Guarantor. The Guarantees shall in all respects rank pari passu with all other Senior Subordinated Debt of the Guarantors and only Indebtedness of the Guarantors that is Guarantor Senior Debt will rank senior to the Guarantees in accordance with the provisions set forth herein. All provisions of this Article XII shall be subject to Section 12.12.

          SECTION 12.2 Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of any Guarantor to creditors upon a total or partial liquidation or a total or partial dissolution of any Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to any Guarantor or its properties, or in an assignment for the benefit of creditors or any marshaling of any Guarantor's assets:

          (1) holders of Guarantor Senior Debt of such Guarantor shall be entitled to receive payment in full in cash or Cash Equivalents of all Guarantor Senior Debt of such Guarantor before Holders of Notes shall be entitled to receive any payment of principal of, premium, if any, interest (including interest accruing after the commencement of any such proceeding at the rate specified in the applicable Guarantor Senior Debt), Additional Amounts, if any, and Liquidated Damages, if any, with respect to the Notes pursuant to the Guarantees from such Guarantor; and

          (2) until the Guarantor Senior Debt of such Guarantor is paid in full in cash or Cash Equivalents, any payment or distribution to which Holders of Notes would be entitled but for this Article XII shall be made to holders of Guarantor Senior Debt of such Guarantor, as their respective interests may appear (except that Holders of Notes may receive and retain
     (i) Permitted Junior Securities and (ii) payments made from the trust described in Article VIII).

          SECTION 12.3 Default on Designated Senior Debt or Designated Guarantor Senior Debt. A Guarantor shall not pay the Notes (as defined in
Section 10.3) (except that Holders of Notes may receive and retain (i) Permitted Junior Securities and (ii) payments made from the trust described in Article
VIII) if (1) a default in the payment of the principal of, premium, if any, interest, additional amounts, if any, and liquidated damages, if any, on Designated Senior Debt or Designated Guarantor Senior Debt of the applicable Guarantor occurs and is continuing beyond any applicable period of grace or (2) any other default occurs and is continuing with respect to Designated Senior Debt or Designated Guarantor Senior Debt of the applicable Guarantor that permits holders of the Designated Senior Debt or Designated Guarantor Senior Debt as to which such default relates to accelerate its maturity and the Trustee receives a Payment Blockage Notice (as defined in Section 10.3) from the agent or Representative of any Designated Senior Debt or Designated Guarantor Senior Debt. Payments on the Notes may and shall be resumed (a) in the case of a default set forth in clause (1) above, upon the date on which such default is cured or waived and (b) in case of a default set forth in clause (2) above, 179 days after the date on which the applicable Payment Blockage Notice is received (or earlier if such period of payment blockage is terminated (i) by written notice to the Trustee and the Issuer from the Person or Persons who gave such Payment Blockage Notice, (ii) because the default giving rise to such Payment Blockage Notice is no longer continuing or (iii) because such Designated Senior Debt or Designated Guarantor Senior Debt has been repaid in full in cash or Cash Equivalents); provided, however, that, if the maturity of any Designated Senior Debt or Designated Guarantor Senior Debt has been accelerated by the holders thereof, payments on the Notes pursuant to the Guarantees may not be resumed by the Guarantor notwithstanding that the conditions set forth in clauses (a) or
(b) above may have been satisfied. No new period of payment blockage may be commenced unless and until (i) 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and (ii) all scheduled payments of principal of, premium, if any, interest, Additional Amounts, if any, and Liquidated Damages, if any, on the Notes that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been waived for a period of not less than 180 days.

          SECTION 12.4 Acceleration of Payment of Notes. If payment of the Notes is accelerated because of an Event of Default, each Guarantor and the Trustee shall promptly notify the holders of the Designated Senior Debt or Guarantor Senior Debt (or their Representatives) of the acceleration; provided, however, that the Issuer and the Trustee shall be obligated to notify such a Representative only if such Representative has delivered or caused to be delivered to the Issuer and the Trustee an address for service of such a notice (and the Issuer and the Trustee shall only be obligated to deliver the notice to the address so specified). If any Designated Senior Debt or Guarantor Senior Debt is outstanding, each Guarantor shall not pay the Notes until five Business Days after the holders or Representative(s) of such Designated Senior Debt or Guarantor Senior Debt receive notice of such acceleration and, thereafter, may pay the Notes only if this Article XII otherwise permits payments at that time.

          SECTION 12.5 When Distribution Must Be Paid Over. If a distribution is made to Holders by one or more Guarantors that because of this
Article XII should not have been made to them, the Holders who receive the distribution shall hold it in trust for holders of Guarantor Senior Debt of the applicable Guarantor or Guarantors and promptly pay it over to them as their respective interests may appear.

          SECTION 12.6 Subrogation. After all Guarantor Senior Debt is paid in full and until the Notes are paid in full, Holders of Notes shall be subrogated to the rights of holders of Guarantor Senior Debt to receive distributions applicable to Guarantor Senior Debt. A distribution made under this Article XII to holders of Guarantor Senior Debt which otherwise would have been made to Holders of Notes is not, as between the Issuer and Holders, a payment by the Issuer of Guarantor Senior Debt.

          SECTION 12.7 Relative Rights. This Article XII defines the relative rights of Holders of Notes and holders of Guarantor Senior Debt. Nothing in this Indenture shall:

          (1) impair, as between Guarantors and Holders, the obligation of each Guarantor which is absolute and unconditional, to guarantee the payment of principal, premium, if any, interest, Liquidated Damages, if any, and Additional Amounts, if any, on the Notes in accordance with their terms; or

          (2) prevent the Trustee or any Holder from exercising its available remedies against the Guarantors upon a Default or Event of Default, subject to the rights of holders of Guarantor Senior Debt to receive distributions otherwise payable to Holders of Notes.

          SECTION 12.8 Subordination May Not Be Impaired by Issuer or Guarantors. No right of any holder of Guarantor Senior Debt to enforce the subordination of the Indebtedness evidenced by the Guarantees shall be impaired by any act or failure to act by the Issuer or any Guarantor or by the failure of any of them to comply with this Indenture.

          SECTION 12.9 Rights of Trustee and Paying Agent. The Trustee in its individual or any other capacity may hold Guarantor Senior Debt with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article XII with respect to any Guarantor Senior Debt which may at any time be held by it, to the same extent as any other holder of Guarantor Senior Debt; and nothing in Article VII shall deprive the Trustee of any of its rights as such holder. Nothing in this
Article XII shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.7.

          SECTION 12.10 Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Guarantor Senior Debt, the distribution may be made and the notice given to their Representative (if any).

          SECTION 12.11 Article XII Not To Prevent Events of Default or Limit Right To Accelerate. The failure to make a payment in respect of the Notes and the Guarantees, by reason of any provision in this Article XII, shall not be construed as preventing the occurrence of a Default or Event of Default.
Nothing in this Article XII shall have any effect on the right of the Holders or the Trustee to accelerate the maturity of the Notes.

          SECTION 12.12 Trust Moneys Not Subordinated. Notwithstanding anything contained herein to the contrary, payments in euros or from the proceeds of Government Securities or European Government Obligations held in trust under Article VIII by the Trustee for the payment of principal of, premium, if any, interest, Additional Amounts, if any, and Liquidated Damages, if any, on the Notes shall not be subordinated to the prior payment of any Guarantor Senior Debt or subject to the restrictions set forth in this Article XII, and none of the Holders shall be obligated to pay over any such amount to the Issuer, any holder of Guarantor Senior Debt, or any other creditor of such Guarantor.

          SECTION 12.13 Trustee Entitled To Rely. Upon any payment or distribution pursuant to this Article XII, the Trustee and the Holders of Notes shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 12.2 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or (iii) upon the representatives for the holders of Guarantor Senior Debt for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Guarantor Senior Debt and other Indebtedness of each Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XII. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Guarantor Senior Debt to participate in any payment or distribution pursuant to this Article XII, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Guarantor Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article XII, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.1 and 7.2 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article XII.

          SECTION 12.14 Trustee To Effectuate Subordination. Each Holder by accepting a Note authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders of Notes and the holders of Guarantor Senior Debt as provided in this Article XII and appoints the Trustee as attorney-in-fact for any and all such purposes.

          SECTION 12.15 Trustee Not Fiduciary for Holders of Guarantor Senior Debt. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Debt and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders of Notes or any Guarantor or any other Person, money or assets to which any holders of Guarantor Senior Debt shall be entitled by virtue of this Article XII or otherwise.

          SECTION 12.16 Reliance by Holders of Guarantor Senior Debt on Subordination Provisions. Each Holder of Notes by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Guarantor Senior Debt, whether such Guarantor Senior Debt was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Guarantor Senior Debt and such holder of Guarantor Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Guarantor Senior Debt.

                                 ARTICLE XIII

                                 MISCELLANEOUS

     SECTION 13.1 TIA Controls. If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of Section 3.18(c) of the TIA, the imposed duties shall control.

     SECTION 13.2 Notices. Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telecopier or first-class mail, postage prepaid, addressed as follows:

if to the Issuer or any Guarantor:

     Weigh-Tronix, LLC
     293 South Main Street
     Providence, RI 02903
     Attention: John J. McCann III

with a copy to:

     Hutchins, Wheeler & Ditmar
     101 Federal Street
     Boston, MA 02110
     Attention: David Dinwoody

if to the Trustee:

     Bankers Trust Company
     Four Albany Street
     New York, NY 10006
     Attention: Corporate Trust and Agency Services

     Each of the Issuer, the Guarantors and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Issuer, the Guarantors and the Trustee, shall be deemed to have been given or made as of the date so delivered if personally delivered; when receipt is acknowledged, if telecopied; and five (5) calendar days after mailing if sent by first class mail, postage prepaid (except that a notice of change of address and a Notice to the Trustee shall not be deemed to have been given until actually received by the addressee).

     Any notice or communication mailed to a Holder shall be mailed to such Person by first-class mail or other equivalent means at such Person's address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

     Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

     Notices regarding the Notes will be published in a leading English language daily newspaper published in New York, which is expected to be The Wall Street Journal, a leading newspaper having a general circulation in London, which is expected to be the Financial Times, or such other English language daily newspaper with general circulation in Europe or the United States, as the case may be, as approved by the Trustee, and so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, a newspaper having a general circulation in Luxembourg, which is expected to be the Luxemburger Wort. Any notice given by publication will be deemed to have been given on the first date on which publication is made.

     SECTION 13.3 Communications by Holders with Other Holders. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, each Guarantor, the Trustee, the Registrar and any other person shall have the protection of TIA
Section 312(c).

     SECTION 13.4 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer or any Guarantor to the Trustee or an Agent to take any action under this Indenture, the Issuer or such Guarantor shall furnish to the Trustee at the request of the Trustee:

     (1) an Officers' Certificate, in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.5), stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied or complied with; and

     (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee or such Agent (which shall include the statements set forth in Section 13.5) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied or complied with.

     SECTION 13.5 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

     (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (3) a statement that, in the opinion of such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with;

provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

     SECTION 13.6 Rules by Trustee, Paying Agent, Registrar. The Trustee, Paying Agent or Registrar may make reasonable rules for its functions.

     SECTION 13.7 Legal Holidays. If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

     SECTION 13.8 Governing Law. THIS INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     SECTION 13.9 Submission to Jurisdiction; Appointment of Agent for Service; Waiver. To the fullest extent permitted by applicable law, the Issuer and each Guarantor irrevocably submits to the non-exclusive jurisdiction of any federal or state court in the Borough of Manhattan in The City of New York, County and State of New York, United States of America, in any suit or proceeding based on or arising under this Indenture, the Notes, and the Guarantees and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in any such court. The Issuer and each Guarantor, to the fullest extent permitted by applicable law, irrevocably and fully waives the defense of an inconvenient forum to the maintenance of such suit or proceeding and hereby irrevocably designates and appoints CT Corporation System (the "Authorized Agent"), as its authorized agent upon whom process may be served in any such suit or proceeding. The Issuer and each Guarantor represents that it has notified the Authorized Agent of such designation and appointment and that the Authorized Agent has accepted the same in writing. The Issuer and each Guarantor hereby irrevocably authorizes and directs its Authorized Agent to accept such service. The Issuer and each Guarantor further agree that service of process upon its Authorized Agent and written notice of said service to the Issuer and each Guarantor mailed by first class mail or delivered to its Authorized Agent shall be deemed in every respect effective service of process upon the Issuer or such Guarantor, as the case may be, in any such suit or proceeding. Nothing herein shall affect the right of any person to serve process in any other manner permitted by law. The Issuer and each Guarantor agree that a final action in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other lawful manner. Notwithstanding the foregoing, any action against the Issuer or any Guarantor arising out of or based on this Indenture, the Notes, the Guarantees or the transactions contemplated hereby may also be instituted in any competent court in The Netherlands, and the Issuer and each Guarantor expressly accept the jurisdiction of any such court in any such action.

     The Issuer and each Guarantor hereby irrevocably waive, to the extent permitted by law, any immunity to jurisdiction to which it may otherwise be entitled (including, without limitation, immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Indenture, the Notes or the transactions contemplated hereby.

     The provisions of this Section 13.9 are intended to be effective upon the execution of this Indenture and the Notes without any further action by the Issuer, any Guarantor, or the Trustee and the introduction of a true copy of this Indenture into evidence shall be conclusive and final evidence as to such matters.

     SECTION 13.10 No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Parent or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

     SECTION 13.11 No Personal Liability of Directors, Officers, Employees, Stockholders or Incorporators. No director, officer, employee, incorporator or individual stockholder of the Parent or Issuer, as such, shall have any liability for any obligations of the Parent or Issuer under the Notes or this Indenture and no director, officer, employee, incorporator or individual stockholder of any Guarantor, as such, shall have any liability for any obligations of such Guarantor under the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation; provided that for purposes of this Section 13.11, "individual stockholder" means a stockholder who is a natural person. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

     SECTION 13.12 Currency Indemnity. Euros are the sole currency of account and payment for all sums payable by the Issuer under or in connection with the Notes (other than payments made to the Trustee), including damages or by the transactions in connection with the Guarantees. Any amount received or recovered in a currency other than euros (whether as a result of, or the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer or any Guarantor or otherwise) by any Holder of a Note in respect of any sum expressed to be due to it from the Issuer or any Guarantor shall only constitute a discharge to the Issuer or such Guarantor to the extent of the euro amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that euro amount is less than the euro amount expressed to be due to the recipient under any Note, the Issuer or such Guarantor shall indemnify it against any loss sustained by it as a result. If the euro amount is greater than the euro amount expressed to be due to the recipient under this Agreement, the Issuer or such Guarantor shall be entitled to the amount of such excess. In any event, the Issuer or such Guarantor shall indemnify the recipient against the cost of making any such purchase. For the purposes of this subsection, it will be sufficient for the Trustee or any Holder of a Note to certify in a satisfactory manner (indicating the sources of information used) that it would have suffered a loss had an actual purchase of euros been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of dollars on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). These indemnities constitute a separate and independent obligation from the Issuer's and the Guarantors' other obligations, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Trustee or any Holder of a Note and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note.

     SECTION 13.13 Successors. All agreements of the Issuer and each of the Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

     SECTION 13.14 Counterpart Originals. All parties hereto may sign any number of copies of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent one and the same agreement.

     SECTION 13.15 Severability. In case any one or more of the provisions in this Indenture, the Notes or the Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

     SECTION 13.16 Table of Contents, Headings, etc. The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, as of the date first written above.


                          Very truly yours,

                          SWT Finance B.V.



                          By: /s/ SWT Finance B.V.
                              ---------------------------
                              Name:  SWT Finance B.V.
                              Title:



                          Weigh-Tronix, LLC



                          By: /s/ Weight-Tronix, LLC
                              ---------------------------
                              Name:  Weigh-Tronix, LLC
                              Title:



                          SWT Holdings B.V.



                          By: /s/ SWT Holdings B.V.
                              ---------------------------
                              Name:  SWT Holdings B.V.
                              Title:



                          Weigh-Tronix, Inc.



                          By: /s/ Weigh-Tronix, Inc.
                              ---------------------------
                              Name:  Weigh-Tronix, Inc.
                              Title:

                          Mecmesin, Inc.



                          By: /s/ Mecmesin, Inc.
                              -----------------------------------------
                              Name:  Mecmesin, Inc.
                              Title:



                          Salter Weigh-Tronix Limited



                          By: /s/ Salter Weigh-Tronix Limited
                              -----------------------------------------
                              Name:  Salter Weigh-Tronix Limited
                              Title:



                          Salter Housewares Holdings Limited



                          By: /s/ Salter Housewares Holdings Limited
                              -----------------------------------------
                              Name:  Salter Housewares Holdings Limited
                              Title:



                          Weigh-Tronix Canada, ULC



                          By: /s/ Weigh-Tronix Canada, ULC
                              -----------------------------------------
                              Name:  Weigh-Tronix Canada, ULC
                              Title:

                          Weigh-Tronix UK Limited



                          By: /s/ Weigh-Tronix UK Limited
                              ----------------------------------
                              Name:  Weigh-Tronix UK Limited
                              Title:



                          Berkel USA, Inc.



                          By: /s/ Berkel USA, Inc.
                              ----------------------------------
                              Name:  Berkel USA, Inc.
                              Title:



                          Berkel, Inc.



                          By: /s/ Berkel, Inc.
                              ----------------------------------
                              Name:  Berkel, Inc.
                              Title:



                          Berkel Products Co. Limited



                          By: /s/ Berkel Products Co. Limited
                              ----------------------------------
                              Name:  Berkel Products Co. Limited
                              Title:

Weigh-Tronix Delaware, Inc.



By: /s/ Weigh-Tronix Delaware, Inc.
    ----------------------------------
    Name:  Weigh-Tronix Delaware, Inc.
    Title:



Bankers Trust Company, as Trustee, Registrar and Paying Agent,



By  /s/ Bankers Trust Company
    ----------------------------------
    Name:  Bankers Trust Company
    Title:

                                                                       EXHIBIT A
                                                                TO THE INDENTURE


                     [FORM OF FACE OF INITIAL GLOBAL NOTE]

     THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, REPRESENTS, ACKNOWLEDGES AND AGREES FOR THE BENEFIT OF THE ISSUER THAT: (I) IT HAS ACQUIRED A "RESTRICTED" SECURITY WHICH HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT,
(II) IT WILL OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY, PRIOR TO THE DATE WHEN THIS SECURITY NO LONGER CONSTITUTES A "RESTRICTED" SECURITY UNDER RULE 144(k) OF THE SECURITIES ACT ONLY (A) TO SWT FINANCE B.V. OR WEIGH-TRONIX, LLC OR ANY OF THEIR RESPECTIVE AFFILIATES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (D) OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY APPLICABLE JURISDICTION; AND (III) IT WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THIS SECURITY OF THE RESALE RESTRICTIONS SET FORTH IN (II) ABOVE. ANY OFFER, SALE OR OTHER DISPOSITION PURSUANT TO THE FOREGOING CLAUSES (II) (D) AND (E) IS SUBJECT TO THE RIGHT OF THE ISSUER OF THIS SECURITY AND THE TRUSTEE OR TRANSFER AGENT FOR SUCH SECURITIES TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS OR OTHER INFORMATION ACCEPTABLE TO THEM IN FORM AND SUBSTANCE.

     BY ITS ACCEPTANCE OF THIS NOTE, EACH HOLDER SHALL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (I) SUCH HOLDER IS NOT ACQUIRING (OR CONSIDERED TO BE ACQUIRING) THIS NOTE WITH THE ASSETS OF AN EMPLOYEE BENEFIT PLAN AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A

PLAN OR ARRANGEMENT (INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN) WITHIN THE MEANING OF OR SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" UNDER A UNITED STATES DEPARTMENT OF LABOR REGULATION CODIFIED AT 29 C.F.R. SECTION 2510.3-101 OR OTHERWISE; OR (II) NO NON-EXEMPT PROHIBITED TRANSACTION WILL OCCUR UNDER TITLE I OF ERISA OR SECTION 4975 OF THE CODE (OR, IN THE CASE OF A GOVERNMENTAL OR CHURCH PLAN ANY SUBSTANTIALLY SIMILAR FEDERAL, STATE OR LOCAL LAW) AS A RESULT OF THE ACQUISITION AND HOLDING OF THIS NOTE.

                                SWT FINANCE B.V.

                         12.5% Senior Subordinated Note
                                    due 2010


CUSIP No.  _________________
ISIN No.   _________________(1)
CINS No.   _________________(1)



No.____ Principal Amount: (EURO DOLLAR)____________, as revised by the Schedule of Principal Amount attached as Schedule A hereto.

          SWT FINANCE B.V., a limited liability company organized under the laws of The Netherlands (the "Issuer", which term includes any successor corporation), for value received promises to pay Cede & Co. or registered assigns upon surrender hereof the principal sum indicated on Schedule A hereof on June 1, 2010.

          Interest Payment Dates:  June 1 and December 1, commencing ___________

          Record Dates:  May 15 and November 15

          Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.







-------------------
1 Include only for Regulation S Temporary Global Note and Regulation S Permanent Global Note.

          IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                              SWT FINANCE B.V.



                              by /s/ SWT Finance B.V.
                                 ----------------------------
                                 Name:  SWT Finance B.V.
                                 Title:





                              This is one of the Notes
                              referred to in the within-mentioned
                              Indenture:

                              BANKERS TRUST COMPANY, as Trustee,


                              by /s/ Bankers Trust Company
                                 ----------------------------
                                 Name:  Bankers Trust Company
                                 Title:

                              Dated: